As filed with the U.S. Securities and Exchange Commission on September 26, 2024

Registration No. 333-282301

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERSES AI Inc.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	7370	88-2921736
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

205 - 810 Quayside Drive

New Westminster, British Columbia

Canada V3M 6B9

(323) 868-0514

(Address and telephone number of Registrant’s principal executive offices)

VERSES, Inc.

5877 Obama Blvd.

Los Angeles, CA 90016

(310) 988-1944

(Name, address, including zip code, and telephone number, including area code, of agent for service in the United States)

Copies to:

Andrew J. Bond Nazia Khan Sheppard, Mullin, Richter & Hampton LLP 1901 Avenue of the Stars, Suite 1600 Los Angeles, CA 90067 Telephone: (310) 228-3700	Gavin Mah DuMoulin Black LLP 1111 W Hastings Street, 15th Floor Vancouver, B.C. V6E 2J3 Telephone: (604) 687-1224

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check appropriate box below)

1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this Prospectus has become final and that permits the omission from this Prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities will be filed with the United States Securities and Exchange Commission (the “SEC”). These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Verses AI Inc. at 205 – 810 Quayside Drive, New Westminster, British Columbia, V3M 6B9 Telephone 323-868-0514, and are also available electronically at www.sedarplus.ca.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	September 26, 2024

VERSES AI INC.

US$100,000,000

SUBORDINATE VOTING SHARES

WARRANTS

UNITS

SUBSCRIPTION RECEIPTS

VERSES AI Inc. (“VERSES” or the “Company”) may offer for sale hereunder and issue, from time to time, in one or more series or issuances, of: (i) Class A Subordinate Voting shares in the capital of the Company (“Subordinate Voting Shares”); (ii) warrants to purchase Subordinate Voting Shares (“Warrants”); (iii) units comprising Subordinate Voting Shares and Warrants (“Units”); and (iv) subscription receipts exercisable for Subordinate Voting Shares, Warrants or Units (“Subscription Receipts” and together with the Subordinate Voting Shares, Warrants, Units and Subscription Receipts, the “Securities”) of the Company, with the total gross proceeds not to exceed US$100,000,000 during the 25-month period that this short form base shelf prospectus (including any amendments hereto) (the “Prospectus”) remains effective. The Securities may be offered hereunder in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (“Prospectus Supplement”). In addition, one or more securityholders of the Company (each a “Selling Securityholder”) may also offer and sell Securities under this Prospectus. See “Selling Securityholders”.

- ii -

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of among other things, Securities, cash and assumption of liabilities.

The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include the number of Securities offered, the offering price and any other specific terms.

All applicable information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The outstanding Subordinate Voting Shares are listed for trading on Cboe Canada Inc. (“Cboe Canada”) under the symbol “VERS” and are quoted on the OTCQB Venture Market (the “OTCQB”), an over-the-counter public market in the United States under the symbol “VRSSF”. On September 25, 2024, the last trading day prior to the date of this Prospectus, the closing price of the Subordinate Voting Shares on Cboe Canada was $0.73 and the closing price of the Subordinate Voting Shares on the OTCQB was US$0.545.

Unless otherwise specified in the applicable Prospectus Supplement, the Warrants, the Units, and the Subscription Receipts (collectively, the “Non-Listed Securities”) will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which the Non-Listed Securities may be sold and purchasers may not be able to resell such Non-Listed Securities purchased under this Prospectus. This may affect the pricing of the Non-Listed Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Non-Listed Securities and the extent of issuer regulation. Refer to the “Risk Factors” section of this Prospectus.

Prospective investors should be aware that the acquisition and disposition of the Securities may have tax consequences both in the United States and Canada. Such consequences for investors are not described fully herein. Prospective investors should carefully review the tax discussion, if any, contained in any applicable Prospectus Supplement with respect to a particular offering of the Securities and consult their own tax advisors with respect to their own particular circumstances.

An investment in the Securities being offered is highly speculative and involves significant risks that prospective investors should consider before purchasing such Securities. Prospective investors should carefully review the risks outlined in this Prospectus (including any Prospectus Supplement) and in the documents incorporated by reference as well as the information under the heading “Cautionary Note Regarding Forward-Looking Statements” and consider such risks and information in connection with an investment in the Securities. See “Risk Factors” for a more complete discussion of these risks.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell the Securities. VERSES or the Selling Securityholder(s) may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. The Prospectus Supplement relating to each offering of Securities offered thereby will set forth the names of any underwriters, dealers or agents engaged by the Company or the Selling Securityholder(s) in connection with the offering and sale of the Securities, if any, and will set forth the terms of the offering of the Securities, the method of distribution of Securities, including, to the extent applicable, the proceeds to the Company or the Selling Securityholder(s) and any fees, discounts or any other compensation payable to underwriters, dealers or agents, if any, and any other material terms of the plan of distribution.

- iii -

No underwriter has been involved in the preparation of this Prospectus or performed any review of the content of this Prospectus.

Securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, including, in the case of the Company, but not the Selling Securityholders, sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 – Shelf Distributions (an “ATM Distribution”), including sales made directly on Cboe Canada or other existing trading markets for the Securities, which prices may vary as between purchasers and during the period of distribution of the Securities, as set forth in an accompanying Prospectus Supplement. As such, this Prospectus may qualify an ATM Distribution. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in the Securities.

No underwriter or dealer involved in an ATM Distribution under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

In connection with any offering of Securities, except for an ATM Distribution under this Prospectus or as set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See “Plan of Distribution”.

Under the first prospectus supplement, the Company will raise a minimum offering, the net proceeds of which combined with the Company’s working capital at the date of such Prospectus Supplement will be sufficient to meet the Company’s current objectives and short-term liquidity requirements for a period of at least 12 months from the date of the Prospectus Supplement.

The Company is a foreign private issuer under United States securities laws and is permitted under the multijurisdictional disclosure system (“MJDS”) adopted by the United States and Canada to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The Company has prepared its financial statements, included or incorporated herein by reference, in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and its consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards. As a result, they may not be comparable to financial statements of United States companies.

NEITHER THE SEC OR ANY CANADIAN SECURITIES REGULATOR, NOR ANY STATE SECURITIES REGULATOR, HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Gabriel René, Chief Executive Officer and a director of the Company, Dan Mapes, President and a director of the Company, Kevin Wilson, Chief Financial Officer and Secretary of the Company, Jay Samit, a director of the Company, and Jonathan De Vos, a director of the Company, each reside outside of Canada, and each of them have appointed DuMoulin Black LLP, 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia, V6E 2J3 , as their agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued, or otherwise organized under the laws of a foreign jurisdiction of resides outside of Canada, even if the party has appointed an agent for service of process.

Additionally, an investor’s ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated in Canada, that some of its officers and directors are residents of a country other than the United States, that some or all of the underwriters or experts named in the registration statement may be residents of a country other than the United States and that some of the Company’s assets as well as some of the assets of the Company’s officers and directors are located outside of the United States. See “Risk Factors – Enforcement of Civil Liabilities ”.

The Company’s head office is located at 205 – 810 Quayside Drive, New Westminster, British Columbia, V3M 6B9. Its registered and records office is located at 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia, V6E 2J3. Unless otherwise specifically stated, all dollar amounts in this Prospectus are expressed in Canadian dollars.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in connection with an investment in the Securities. VERSES has not authorized anyone to provide you with different information. VERSES is not making an offer of the Securities in any jurisdiction where such offer is not permitted. You should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference herein or therein is accurate only as of the date of that document unless specified otherwise. Such information may also be amended, supplemented or updated by the subsequent filing of additional documents deemed by law to be or otherwise incorporated by reference into this Prospectus and by any subsequently filed prospectus amendments. VERSES’ business, financial condition, results of operations and prospects may have changed since those dates.

This Prospectus provides a general description of the Securities that the Company and the Selling Securityholders may offer. Each time the Company and/or the Selling Securityholders sells securities under this Prospectus, they will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any securities, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under the heading “Documents Incorporated by Reference”.

In this Prospectus and any Prospectus Supplement, unless the context otherwise requires, the terms “we”, “our”, “us”, the “Company” or “VERSES” refers to VERSES AI Inc. and each of its direct and indirect subsidiaries.

NOTICE REGARDING PRESENTATION OF FINANCIAL INFORMATION

The consolidated financial statements incorporated by reference in this Prospectus and any Prospectus Supplement, and the selected consolidated financial data derived therefrom included in this Prospectus and any Prospectus Supplement, are presented in United States dollars.

The annual consolidated financial statements incorporated by reference in this Prospectus and any Prospectus Supplement, and the selected consolidated financial data derived therefrom included in this Prospectus and any Prospectus Supplement, have been prepared in accordance with International Financial Reporting Standards, and the interim consolidated financial statements, incorporated by reference in this Prospectus and any Prospectus Supplement, and the selected consolidated financial data derived therefrom included in this Prospectus and any Prospectus Supplement have been prepared in accordance with International Accounting Standard 34, Interim Financial Reporting.

The Company has prepared its financial statements, included or incorporated herein by reference, in accordance with IFRS as issued by the IASB, and its consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards. As a result, they may not be comparable to financial statements of United States companies.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus and the documents incorporated or deemed to be incorporated by reference herein contain forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable securities laws. These forward-looking statements relate to future events or the future performance of the Company. All statements other than statements of historical fact may be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, or the negative of these terms or other comparable terminology. These forward-looking statements are only predictions. Actual events or results may differ materially. In addition, this Prospectus and the documents incorporated by reference herein may contain forward-looking statements attributed to third party industry sources. Undue reliance should not be placed on these forward-looking statements, as there can be no assurance that the plans, intentions, or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions and known and unknown risks and uncertainties, both general and specific, which contribute to the possibility that the predictions, forecasts, projections and other forward-looking statements will not occur. Forward-looking statements in this Prospectus and the documents incorporated by reference herein speak only as of the date of this Prospectus or as of the date specified in the documents incorporated by reference herein.

Forward-looking statements in this Prospectus and the documents incorporated by reference herein include, but are not limited to, statements with respect to:

●	the amount of proceeds the Company intends to raise;

●	the Company’s intention to raise a minimum offering under the first Prospectus Supplement (the “Minimum Offering”) which, when combined with the Company’s working capital, will be sufficient to meet the Company’s current objectives and short-term liquidity requirements for at least 12 months;

●	the Company’s intention to complete future offerings;

●	the competitive and business strategies of the Company;

●	the Company’s research roadmap and expectations regarding the Company’s development of artificial intelligence (“AI”);

●	the Company’s participation in AI benchmark challenges and expectations regarding the public release timeline of Genius (as defined below);

●	market prices, values and other economic indicators;

●	receipt and timing of any required governmental, regulatory and third-party approvals, licenses and permits;

●	the performance of the Company’s business and operations;

●	the intention to grow the business, operations and potential activities of the Company;

●	the Company’s competitive positioning;

●	the Company’s anticipated partnerships and agreements with third parties and the expected outcomes of such partnerships and agreements;

●	possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action;

●	timing, costs and potential success of future activities on the Company’s facilities and projects;

●	future outlook and goals relating to the Company’s strategy;

●	whether the Company will have sufficient working capital and its ability to raise additional financing required in order to continue development of its business and continue operations;

●	the Company’s expected reliance on key management personnel, advisors and consultants;

●	the Company’s intended compensation policy and practices and compensation structure;

●	the capabilities of Genius and Genius-based applications;

●	the development and roll-out of Genius and Genius-based applications;

●	the expected competitive aspects of Genius and Genius-based applications in the market;

●	the scalability of the Spatial Web (as defined herein) and Genius;

●	beliefs and intentions regarding the ownership of material patents, trademarks and domain names used in connection with our products and services;

●	analyses and other information based on expectations of future performance and planned products;

●	planned expenditures and budgets and the execution thereof; and

●	anticipated results and developments in the Company’s operations in future periods and other matters which may occur in the future.

These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Actual results could differ materially from the conclusions, forecasts and projections contained in such forward-looking information. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects”, “is expected”, “anticipates”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential” or variations thereof or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking statements.

Forward-looking statements are necessarily based on estimates and assumptions made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments. In making the forward-looking statements in this Prospectus and any Prospectus Supplement, the Company has applied several material assumptions including, but not limited to, the assumptions relating to:

●	possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action;

●	the Company’s ability to complete the Minimum Offering;

●	general economic, financial market, regulatory and political conditions in which the Company operates;

●	general demand and consumer interest in the Company’s products;

●	the competitive environment in which the Company operates;

●	the ability of the Company to grow its market share and the Company’s growth outlook;

●	anticipated and unanticipated costs that the Company may face;

●	estimated contracted revenue, revenue structures and revenue from operations;

●	there being no significant delays in the development and commercialization of Genius and other products and services;

●	the ability of the Company to raise any necessary capital on acceptable terms;

●	the ability of the Company to anticipate future needs of clients and partners;

●	the ability of the Company to maintain and effect sufficient research and development capabilities;

●	the ability of the Company to execute the Company’s growth, sales and customer acquisition strategies;

●	the ability of the Company to attract and retain skilled personnel;

●	the ability of the Company to obtain qualified staff and in a timely and cost-efficient manner;

●	there being no significant barriers to the acceptance of the Company’s products and services;

●	the continued adoption and acceptance of the Spatial Web;

●	stability in financial and capital markets;

●	fluctuations in capital markets and share prices;

●	the accuracy of budgeted costs and expenditures;

●	future currency exchange rates and interest rates;

●	the timely receipt of any required governmental, regulatory and third-party approvals, license and permits on favourable terms and any required renewals of the same;

●	legislation and regulation favouring the furtherance of artificial intelligence applications; and

●	requirements under applicable laws.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither the Company nor any other person assumes responsibility for the outcome of the forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation: the industry-wide risks; the failure of the Company to complete the Minimum Offering; fluctuations in capital markets and share prices; price volatility; risks related to the ability to obtain financing needed to fund the continued development of the Company’s business; failure of the Company to complete any offerings under this Prospectus; changes in the Company’s business plans; failure of the Company to use the proceeds from any offering completed under this Prospectus as described in this Prospectus or any Prospectus Supplement; risks related to the Company’s limited operating history; the Company requiring additional funding to maintain operations; risks related to the Company’s negative cashflow from operating activities; the Company’s failure to implement their growth strategy; risks related to conflicts of interest involving the Company’s management; risks related to the uncertainty of the Company’s use of available funds; risks related to proprietary artificial intelligence algorithms; the failure of the Company to manage its growth; risks related to the Company’s reliance on strategic partnerships; risk associated with security breaches; risk associated with software errors or defects; risks associated with insufficient insurance coverage; the Company’s failure to maintain, promote and enhance its brand; the Company’s dependence on customer internet access and use of internet for commerce; risks associated with privacy and security of sensitive information; risks associated with changes in technology affecting the Company’s business and products; risks associated with the competitive environment of the Company’s industry; risks associated with the uncertainty of market opportunity estimates and growth forecasts; risks associated with reputational damage; the Company’s inability to protect its intellectual property; risks related to the Company’s foreign private issuer status in the United States; the volatility of the global economy; the Company’s dependence on management and key personnel; risks associated with government regulation affecting the Company; the Company being subject to civil or other legal proceedings; risks related to reporting requirements arising from the Company’s reporting issuer status; risks associated with future acquisitions; risks related to the maintenance of effective internal controls by the Company; the potential that no active or liquid market for the Subordinate Voting Shares may develop or be sustained; the speculative nature of an investment in the Subordinate Voting Shares; risk that the market price of the Subordinate Voting Shares may not represent the Company’s performance or intrinsic value; risks associated with the influence of reports published by securities or industry analysts on the trading market of the Subordinate Voting Shares; risks associated with price volatility of publicly traded securities; risks associated with the future dilution of the Company’s securities; risks associated the payment of dividends; and other risks discussed under “Risk Factors”.

This list is not exhaustive of the factors that may affect the Company’s forward-looking information. These and other factors should be considered carefully, and readers should not place undue reliance on such forward-looking information. Investors should carefully consider the risks set out below under the heading “Risk Factors”, elsewhere in this Prospectus and in documents incorporated by reference herein, as well as those contained in the AIF (as defined herein) and Annual MD&A (as defined herein).

The forward-looking statements contained in this Prospectus, in the documents incorporated by reference herein and in any Prospectus Supplement are expressly qualified by this cautionary statement. The Company is not under any duty to update or revise any of the forward-looking statements except as expressly required by applicable law.

Currency Presentation and Exchange Rate Information

Unless stated otherwise or the context otherwise requires, in this Prospectus and any Prospectus Supplement, references to “CDN$” or “$” are to Canadian dollars and references to “US$” are to United States dollars. On September 25, 2024, the exchange rate as reported by the Bank of Canada for the conversion of one Canadian dollar into United States dollars was CDN$1.00 equals US$0.7428.

WHERE to find Additional Information

This Prospectus is part of a registration statement on Form F-10 (the “U.S. Registration Statement”) that the Company has filed with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the Securities. Under the U.S. Registration Statement, the Company and the Selling Securityholders may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of US$100,000,000. This Prospectus, which forms a part of the U.S. Registration Statement, provides you with a general description of the Securities that the Company and the Selling Securityholders may offer and does not contain all of the information contained in the U.S. Registration Statement, certain items of which are contained in the exhibits to the U.S. Registration Statement, as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the U.S. Registration Statement.” Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Company or a Selling Securityholder sells Securities under U.S. Registration Statement, the Company or the Selling Securityholder, as applicable, will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference.” This Prospectus does not contain all of the information set forth in the U.S. Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the U.S. Registration Statement. Investors in the United States should refer to the U.S. Registration Statement and the exhibits thereto for further information with respect to the Company and the Securities.

Documents Incorporated by Reference

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or other similar authorities in each of the provinces and territories of Canada (collectively, the Commissions”). Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of the Company at 205 – 810 Quayside Drive, New Westminster, British Columbia, V3M 6B9 (telephone 323-868-0514). These documents are also available via the Company’s profile on the System for Electronic Data Analysis and Retrieval+ (“SEDAR+”), which can be accessed online at www.sedarplus.ca.

The following documents of the Company, which have been filed by the Company with the Commissions, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

1.	the annual information form of the Company dated July 2, 2024 for the fiscal year ended March 31, 2024, filed on SEDAR+ on July 2, 2024 (the “AIF”);

2.	the audited annual consolidated financial statements of the Company for the years ended March 31, 2024 and 2023 (the “Annual Financial Statements”) together with the notes thereto and the auditors’ report thereon and related management’s discussion and analysis (the “Annual MD&A”), filed on SEDAR+ on July 2, 2024;

3.	the interim financial statements of the Company for the period ended June 30, 2024, together with the notes thereto and related interim management’s discussion and analysis, filed on SEDAR+ on August 14, 2024;

4.	the management information circular of the Company dated August 14, 2024 (the “Information Circular”), filed on SEDAR+ on August 23, 2024 and prepared in connection with the annual and general special meeting;

5.	the material change report of the Company dated May 9, 2024, filed on SEDAR+ on May 9, 2024 with respect to the closing of two tranches of a non-brokered private placement of special warrants;

6.	the material change report of the Company dated June 28 2024, filed on SEDAR+ on June 28, 2024 with respect to a funding agreement entered into with Group 42 Holding Ltd. (“G42 Funding Agreement”); and

7.	the material change report of the Company dated August 14, 2024, filed on SEDAR+ on August 16, 2024 with respect to NRI USA, LLC’s participation in the GENIUS beta program.

Any document of the types referred to in the preceding paragraph (excluding confidential material change reports) or of any other type required to be incorporated by reference into a short form base prospectus pursuant to Item 11.1 of Form 44-101F1 – Short Form Prospectus of National Instrument 44-101 - Short Form Prospectus Distributions (“NI 44-101”) that are filed by the Company with a Commission after the date of this Prospectus and prior to the termination of an offering under any Prospectus Supplement shall be deemed to be incorporated by reference in this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished by the Company to the SEC after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the U.S. Registration Statement of which this Prospectus forms a part. The Company may also incorporate other information filed with or furnished to the SEC under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that information included in any such report on Form 6-K or Form 8-K shall be so deemed to be incorporated by reference only if and to the extent expressly provided in such Form 6-K or Form 8-K.

Copies of the documents incorporated by reference herein will be available electronically on the Company’s SEDAR+ profile, which can be accessed at www.sedarplus.ca, and from the Company’s EDGAR profile, which can be accessed on the SEC’s website at www.sec.gov. The Company’s filings through SEDAR+ and EDGAR are not incorporated by reference in the Prospectus except as specifically set out herein.

If the Company disseminates a news release in respect of previously undisclosed information that, in the Company’s determination, constitutes a “material fact” (as such term is defined under applicable Canadian securities laws), the Company will identify such news release as a “designated news release” for the purposes of this Prospectus in writing on the face page of the version of such news release that the Company files on SEDAR+ (each such news release, a “Designated News Release”), and each such Designated News Release will be deemed to be incorporated by reference into this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.

References to the Company’s website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus and the Company disclaims any such incorporation by reference.

Upon a new annual information form, audited annual financial statements and related management’s discussion and analysis being filed by the Company with, and, where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous audited annual financial statements and related management’s discussion and analysis, and all interim financial statements and related management’s discussion and analysis, material change reports and business acquisition reports filed prior to the commencement of the Company’s financial year in which the new annual information form and the related annual financial statements and management’s discussion and analysis are filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new interim financial statements and related management’s discussion and analysis being filed by us with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, all interim financial statements and related management’s discussion and analysis filed prior to the new interim consolidated financial statements and related management’s discussion and analysis shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new information circular relating to an annual general meeting being filed by us with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the information circular for the preceding annual general meeting shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of securities hereunder.

DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the U.S. Registration Statement of which this Prospectus is a part insofar as required by the SEC’s Form F-10:

i.	the documents listed under “Documents Incorporated by Reference” in this Prospectus;

ii.	the consent of Smythe LLP, the Company’s independent auditor; and

iii.	the powers of attorney from certain of the Company’s directors and officers.

A copy of the form of any applicable warrant indenture or subscription receipt agreement will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

Marketing Materials

Any “template version” of any “marketing materials” (as such terms are defined in National Instrument 41-101 – General Prospectus Requirements) pertaining to a distribution of Securities will be filed under the Company’s corporate profile on SEDAR+ at www.sedarplus.ca. In the event that such marketing materials are filed subsequent to the date of filing of the applicable Prospectus Supplement pertaining to the distribution of the Securities to which such marketing materials relates and prior to the termination of such distribution, such filed versions of the marketing materials will be deemed to be incorporated by reference into the Prospectus for purposes of future offers and sales of Securities hereunder.

Business of the Company

The following description of the Company and its business is derived from selected information about the Company contained in the documents incorporated by reference into this Prospectus. This description does not contain all the information about the Company and its business that you should consider before investing in the Units. You should carefully read the entire Prospectus, including the section entitled “Risk Factors”, as well as the documents incorporated by reference into this Prospectus, before making an investment decision.

Name, Address and Incorporation

The Company was incorporated on November 19, 2020, pursuant to the Business Corporations Act (British Columbia) (the “BCBCA”) under the name “Chromos Capital Corp.” On June 17, 2021, the Company changed its name to “Verses Technologies Inc.” in connection with the Amalgamation. On March 31, 2023, the Company changed its name to “Verses AI Inc.”

On June 22, 2022, the Company’s final long-form non-offering prospectus was filed with and receipted by the securities regulatory authorities in British Columbia and Ontario pursuant to the provisions of applicable Canadian securities legislation and a deemed receipt was issued in Alberta pursuant to Multilateral Instrument 11-102 – Passport System. On June 28, 2022, the Subordinate Voting Shares were listed and started trading on Cboe Canada under the symbol “VERS”.

The head office of the Company is located at 205 – 810 Quayside Drive, New Westminster, British Columbia, V3M 6B9, and the Company’s registered and records office is located at 1111 West Hastings Street, 15th Floor, Vancouver, BC V6E 2J3. The Company also has offices located at 5877 Obama Blvd, Los Angeles, California, 90016, 8643 Hayden PI, Culver City, CA 90232 and High Tech Campus 6a 5656 AE Eindhoven, Netherlands.

Intercorporate Relationships

As of the date hereof, the Company has: (i) two directly wholly owned subsidiaries, being VERSES Technologies USA Inc. (“VTU”) and Verses Solutions, Inc. (“VSI”); and (ii) six indirectly wholly-owned subsidiaries, being VERSES Operations Canada Inc., VERSES Logistics Inc., VERSES Health, Inc., VERSES Realities, Inc., VERSES, Inc. and VERSES Global B.V. (each, an “Indirect Subsidiary”). Each of VTU, VSI and certain of the Indirect Subsidiaries operate different segments of the VERSES Business and are focused on developing different parts and aspects of the Company’s flagship product, GeniusTM.

The following table illustrates the Company’s legal structure and relationship to and ownership interest in VTU, VSI and the Indirect Subsidiaries as at the date hereof.

Name	Jurisdiction of Formation	Ownership Interests
VERSES Operations Canada Inc.	British Columbia	100% (2)
Verses Solutions, Inc.	Wyoming	100%(1)
VERSES Technologies USA, Inc.	Wyoming	100%(1)
VERSES Logistics Inc.	Wyoming	100%(2)
VERSES Health, Inc.	Wyoming	100%(2)
VERSES Realities, Inc.	Wyoming	100%(2)
VERSES, Inc.	Wyoming	100%(2)
VERSES Global B.V.	Netherlands	100%(2)

Notes:

(1)	Directly held by the Company.
(2)	Directly held by VTU.

The Company’s inter-corporate relationships are reflected in the organization chart below:

Summary Description of Business

VERSES is a cognitive computing company specializing in next generation intelligence software systems. The Company is primarily focused on developing an intelligence-as-a-service smart software platform, Genius (which has absorbed the Company’s previous KOSM™ and KOSM Exchange products), through its subsidiary VTU.

The Company’s business is based on the vision of the “Spatial Web” – an open, hyper-connected, context-aware, governance-based network of humans, machines and intelligent agents. The Company’s ambition is to build tools that enable the Spatial Web and to become a leader in the transition from the information age to the intelligence age.

The Company launched a private beta program of Genius (including Genius Agents and Genius Core) in early 2024 with a few select partners with whom the Company has existing business relationships and has launched a public beta program for a broader number of developers for the second half of 2024. This public beta program is expected to include enhanced functionalities and is intended to help the Company increase its potential customer base, while refining its product offerings in anticipation of the 1.0 launch of Genius.

Background

We believe civilization is transitioning from the information age to the intelligence age. We are working on achieving super-human level intelligence in computing, which we believe will exhibit and exceed the flexible and general intelligence found in humans. However, despite the large potential addressable market, the AI industry faces several challenges, such as:

●	Technological Limitations: Current AI approaches are limited primarily to sophisticated pattern recognition but not the ability to understand the world, or to reason, plan, and learn. AI models based on the mainstream approach to Deep Learning (DL) and Reinforcement Learning (RL) are constrained by the quantity and quality of data. Moreover, once trained, a model is not updatable.

●	Narrowly Applicable and Lack of Interoperability: The textual and graphical outputs of Generative AI models such as ChatGPT (OpenAI), BARD (Google), Midjourney, Stable Diffusion and others are single purpose tools, and we believe they are incapable of adapting to and overcoming changing conditions and uncertainty, learning new concepts and performing a broad array of tasks and activities. To achieve human-level intelligence and beyond, we believe that software agents must not only understand and be curious about what they are doing and why they are doing it, but they must also be able to adapt, share what they learn, and explain how they learned it.

●	Scale: Generative AI is expensive to develop, requiring massive amounts of data, labor, computation, and energy.

●	Network Design: While Artificial “General” or “Super” Intelligence is generally portrayed as a single entity, an all-knowing monolithic artificial brain, we believe that the apex of the intelligence age will more likely be a distributed network or ecosystem of intelligences, both synthetic and natural.

●	Lack of Vision: Digital Transformation, a concept typically associated with terms such as Web 3.0, Industry 4.0, the Metaverse, the IoT (Internet of Things), Smart Cities and Digital Twins, each with a slightly different emphasis, in our view, lacks a specific prescription for how to attain the overarching vision.

As the industry continues to rapidly grow, such growth and harmonization of various data processing and producing technologies will yield better insights, predictions, recommendations and decision-making, enabling AI developers to overcome the above-listed limitations. This will in turn shift processes and decision making from humans to machines and give rise to more autonomous systems. The increased transparency and accountability of a unified knowledge network will offer improvements in the cost of privacy and security when built around a network of everything that encompasses data governance, credentialing mechanisms and trust We believe this will result in a hyper-integrated, hyper-personalized, hyper-automated and ethically-aligned network of humans, machines and intelligent agents.

The growth in investment and adoption of AI reflects the increasing demand for better, cheaper and automatic solutions – greater output with less input. AI capabilities like Computer Vision, Language Models and Autonomous Vehicles that use Neural Nets are expected to process massive amounts of data to detect patterns and anomalies. This will allow humans to make better decisions and machines (vehicles, robots, drones) to navigate and perform tasks autonomously. However, there are significant problems with conventional AI as the models are inferred, generated through brute force computation, relying heavily on manual data labeling, opaque internal functions, and biased data inputs. They are narrow in purpose and are incompatible with other models. VERSES’ objective is to provide a user-friendly suite of tools to map both stored data and live data streams into a common interoperable data model. This pre-labeled, contextualized data structure can generate models that require less computer and human supervision, and that are transparent and interoperable with other models. This should translate into greater accuracy and flexibility, faster development, and lower costs in the deployment of autonomous applications.

Approach to Developing Artificial Intelligence

The Free Energy Principle (“FEP”), which informs the approach to machine learning in the AI systems that the Company is developing, is a general principle of information physics that allows the Company to model the probabilistic beliefs that guide or control the actions of physical systems, like the human brain. The main advantage provided by FEP over other methods of implementing AI is that it involves using principles in physics to improve machine learning systems. We believe FEP improves machine learning systems in the following two ways:

●	Product advantages: Machine learning systems are composed of a model architecture, an algorithm, and data. The algorithm is applied to the model architecture to perform computation over the data. FEP, which provides the mathematical basis for the algorithm used in VERSES’ machine learning systems, allows computation over data that is fully explainable (i.e. human interpretable), contrary to standard approaches such as deep neural networks that are black box models; and

●	Technical advantages: We believe FEP provides a physics-informed method of improving the machine learning algorithms that enable AI, as FEP can be designed to solve problems related to real physical systems (e.g., designing new materials for an aircraft, or modeling the dynamics of a fluid) as opposed to problems that may be only digital problems (e.g., generating a realistic image based on a user prompt). As a consequence, algorithms based on FEP are particularly well suited to model physical systems like the human brain and its cognitive functions, such as perception, attention, learning, emotion, recognition, and action.

HSML: Hyperspace Modeling Language, which is being implemented by VERSES, is a human and machine-readable modeling language and semantic ontology schema for describing reality by expressing objects and concepts as entities with interrelationships and interdependencies. HSML is an implementation specification with testable requirements that enable independent implementations to interoperate.

Intangible Properties

VERSES recognizes the importance of its intangible assets such as brand names, relationships with customers and partners, licenses, and trade secrets. To protect its products and processes, VERSES periodically reviews opportunities to register copyrights, trademarks, and patents in different countries. In addition to the previously disclosed intangible properties of the Company, the following are provisional patent applications, copyrights, and trademarks relevant to the Company’s business as of the date of this Prospectus:

Non-Provisional Patent Applications

As of the date of this Prospectus, the Company has submitted formal non-provisional applications in the Untied States via the U.S. Patent & Trademark Office for the four patents listed below. The non-provisional filings have now been assigned new applications serial numbers, which are set out below.

1.	“METHOD AND SYSTEM FOR AUTOMATICALLY DEVELOPING RULES FOR AGENTS DRIVING DEVICE BEHAVIOR”, provisional filed on April 26, 2023 (old provisional # 63/499,287) (new U.S. non-provisional application serial number 18/651,479, converted April 30, 2024).

2.	“METHOD AND SYSTEM FOR SPECIFYING AN ACTIVE INFERENCE BASED AGENT USING NATURAL LANGUAGE”, provisional filed on July 12, 2023 (old provisional # 63/513,322) (new U.S. non-provisional application serial number 18/770,654, converted July 11, 2024).

3.	“METHOD AND SYSTEM FOR PROBABILISTIC QUERYING OF A VECTOR GRAPH DATABASE”, provisional filed on July 25, 2023 (old provisional # 63/515,573) (new U.S. non-provisional application serial number 18/783,398, converted July 24, 2024).

4.	“METHOD OF UPDATING GRAPH DATABASES BY USING COMPUTATION GRAPHS”, provisional filed on September 1, 2023 (old provisional # 63/580,314) (new U.S. non-provisional application serial number 18/809,219, converted August 19, 2024).

Additionally, the PCT application “METHOD AND SYSTEM FOR OPTIMIZING A WAREHOUSE” (provisional filed on September 21, 2022 and subsequently filed under the PTC - old provisional # 63/360,286) was converted to a non-provisional on March 19, 2024, with only the USA being selected for localization (new non-provisional application serial number 18/693,486).

Provisional Patent Applications

The Company has filed the following provisional applications with the United States Patent and Trademark Office (the “USPTO”):

●	“A METHOD FOR AUTOMATICALLY EXPANDING FACTOR GRAPH DATABASE”, 63/593,745, filed on October 27, 2023
●	“A METHOD FOR GENERATING USER SPECIFIC INTERFACES USING GENERATIVE UI”, 63/604,123, filed on November 29, 2023
●	“A METHOD OF IMPROVING TEXT VECTORIZATION USING DEPTH FIRST SEARCH AND RADIX TREES”, 63/618,776, filed on January 8, 2024
●	“A METHOD FOR EXTRACTING, TRANSFORMING AND LOADING LEGAL INFORMATION ONTO AUTONOMOUS AGENTS USING LARGE LANGUAGE MODELS AND COMPUTER GRAPH DATABASES”, 63/549,994, filed on February 5, 2024
●	“A METHOD OF DIGITAL DOCUMENT REVIEW USING FACTOR GRAPH DOCUMENT DATABASE”, 63/558,504, filed on February 27, 2024
●	“A METHOD OF INTERAGENT COMMUNICATION IN PROBABILISTIC AGENTS IMPLEMENTING FACTOR GRAPH DOCUMENT DATABASES”, 63/631,184, filed on April 8, 2024

Provisional applications are not official patents and do not provide prosecutable intellectual property protection. However, the provisional application for a patent allows the Company to obtain an official filing date before public disclosure of an invention. This filing date ensures, if the application is successful, that no other provisional application made in respect of the same invention filed after the filing date, is able to proceed with the patent application. Once a provisional application is filed, the Company has 12 months to file a formal non-provisional application. Once a non-provisional application is submitted, the review process can take approximately two to four years at a cost of approximately US$15,000 per patent for filing fees.

Additionally, while a provisional application is active, an applicant may file a patent application under the PCT for the purposes of seeking international patent protection. A PCT application extends the filing deadline of a non-provisional patent application by up to 18 months which means that under the PCT regime, it can take up to 30 months for a non-provisional patent application to be filed in connection with a provisional application. Except for patent applications filed under the PCT, the 12 month period for the filing of a formal non-provisional application cannot be extended.

Trademarks

The Company has the following registered trademarks:

●	U.S. Registration No. 5838650 (“VERSES”) in International Class 42, registered on August 20, 2019;
●	U.S. Registration No. 7201904 (“VERSES”) in International Class 42, registered on October 24, 2023;
●	U.S. Registration No. 7201550 (“V VERSES”) in International Class 42, registered on October 24, 2023;
●	U.S. Registration No. 7248436 (“IMAGINE A SMARTER WORLD”) in International Class 42, registered on December 19, 2023;
●	U.S. Registration No. 7080725 (“WAYFINDER”) in International Class 42, registered on June 13, 2023;
●	U.S. Registration No. 5839158 (“THE POWER OF SMART SPACE”) in International Class 42, registered on August 20, 2019;
●	U.S. Registration No. 6811022 (“VERSES SPATIAL WEB PROTOCOL”) in International Class 42, registered on August 9, 2022;
●	U.S. Registration No. 7289102 (“SPATIAL INTELLIGENCE MANAGEMENT”) in International Class 42, registered on January 23, 2024;
●	European Application Serial No. 18392857 (“VERSES”) in Class 42, registered on June 12, 2021;

●	European Application Serial No. 18392876 (“WAYFINDER”) in Class 42, registered on June 12, 2022;
●	European Application Serial No. 18392875 (“COSM”) in Class 42, registered on June 12, 2022;
●	European Application Serial No. 18392878 (“POWERING THE SPATIAL WEB”) in Class 42, registered on June 12, 2022;
●	European Application Serial No. 18659312 (“DOMAINFLOW”) in Class 9, registered on July 20, 2022; and
●	European Application Serial No. 18658983 (“SIMFLOW”) in Class 9, registered on August 24, 2022.

The Company has filed the following trademark applications with the USPTO:

●	U.S. Registration No. 97853452 (“AI REIMAGINED”) in International Class 42, filed on March 23, 2023;
●	U.S. Registration No. 98071341 (“GENIUS”) in International Classes 9 and 42, filed on July 5, 2023;
●	U.S. Registration No. 97930135 (“VERSES.AI”) in International Class 42, filed on May 10, 2023; and
●	U.S. Registration No. 98242187 (“SMARTER BY NATURE”) in International Class 42, filed on October 26, 2023.

Recent Developments

On July 2, 2024, the Company appointed James Hendrickson as Chief Operating Officer. Mr. Hendrickson formerly served as President and General Manager, VERSES Enterprise.

On August 14, 2024, the Company announced that in connection with NRI USA, LLC (“NRI”) moving to the Genius beta program, the Company and NRI had terminated their previous Software-as-a-Service agreement which pertained to the implementation of WayFinder and the Company’s previous KOSM product into NRI’s warehousing operations

On September 3, 2024, the Company incorporated a new directly wholly-owned subsidiary, VSI, incorporated under the laws of the state of Wyoming.

On September 19, 2024 VSI entered into a framework agreement with Analog Studios FZ LLC (“Analog”), pursuant to which VSI will provide Analog with the right and license to use the GENIUS beta platform and GENIUS platform, together with other various professional services to be detailed in separate statements of work (each, a “SOW”) executed from time to time, each of which shall include or incorporate by reference a SOW-specific GENIUS beta platform license and/or a GENIUS platform license. The fees payable to VSI in consideration for the performance of the services and the grant of the applicable license pursuant to a SOW, will be set forth in each such SOW. The first SOW was executed for an aggregate of US$500,000.

On September 10, 2024, Jay Samit relinquished his position as Chairman of the board of directors in order to take a position with the Company, being the Head of Global Partnerships, focusing on deploying Genius to systems integrators, channel partners, business process outsource firms and strategic investors. Additionally, Michael Blum was appointed into the vacated Chairman position.

On September 20, 2024, the Company announced that it is completing a non-brokered private placement of up to 12,500,000 units of the Company (the “September Units”) at an issue price of $0.80 per September Unit, for gross proceeds of up to approximately $10,000,000 (the “September Offering”). Each September Unit will be comprised of one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant (each whole warrant, a “September Warrant”). Each September Warrant will be exercisable into one Subordinate Voting Share at a price of $1.20 per Subordinate Voting Share, subject to adjustment in certain circumstances, for a period of 36 months from the closing of the September Offering. The September Offering is being completed pursuant to the “Listed Issuer Financing Exemption” under Part 5A of National Instrument 45-106 – Prospectus Exemptions. See disclosure under the heading “Use of Proceeds – Other Sources of Funding” for information on how the Company intends to use the net proceeds of the September Offering.

On September 26, 2024, the Company closed the first tranche of the September Offering pursuant to which it issued an aggregate of 6,250,000 September Units raising aggregate gross proceeds of $5,000,000. Additionally, in connection with the closing of the first tranche, the Company: (i) paid a cash finder’s fee of $1,750 to Haywood Securities Inc., representing 1% of the gross proceeds received by the Company from subscribers introduced to the Company by Haywood Securities Inc.; and (ii) issued to Leede Financial Inc. an aggregate of 76,583 finder warrants (the “September Finder Warrants”), representing 6.5% of the number of September Units sold to purchasers introduced to the Company by Leede Financial Inc. Each September Finder Warrant is exercisable at a price of $0.80 to acquire one finder unit consisting of one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant (an “Underlying Finder Warrant”). Each Underlying Finder Warrant will entitle the holder thereof to purchase one Subordinate Voting Share at a price of $1.20 per Subordinate Voting Share for a period of 36 months from the date of issuance.

Consolidated Capitalization

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of securities pursuant to such Prospectus Supplement.

Since June 30, 2024, the date of the Interim Financial Statements, which are incorporated herein by reference, there have been no material changes in the Company’s share and loan capital on a consolidated basis, other than as set out below and as otherwise disclosed in this Prospectus.

Designation of security	Outstanding as at June 30, 2024	Outstanding as at the date of the Prospectus
Subordinate Voting Shares	151,095,452	168,107,952(1)
Warrants	26,318,119(2)	33,880,617(2)
Finder Unit Warrants	3,071,089(3)	3,147,672(3)
Finder Warrants	523,081(4)	523,081(4)
Options	13,961,805(5)	18,075,505(5)(6)
RSUs	1,700,000(7)	13,415,000(7)
Special Warrants	10,000,000(8)	Nil(8)
Convertible Debentures	CAD$13,780,000 (9)	CAD$13,780,000 (9)
Loan Capital	US$140,285	US$140,285
Total Shareholders’ Equity	US$(8,177,726)	US$(8,177,726)

Notes:

(1)	Includes 17,012,500 Subordinate Voting Shares issued since June 30, 2024.
(2)	Each Warrant is exercisable into one Subordinate Voting Share. As at June 30, 2024, includes the following Warrants: (i) 1,250,000 Warrants exercisable at a price of $0.40 per Subordinate Voting Share expiring on April 15, 2026; (ii) 10,009,717 Warrants exercisable at a price of $1.00 per Subordinate Voting Share expiring on August 15, 2025; (iii) 211,662 Warrants exercisable at a price of $1.20 per Subordinate Voting Share expiring on August 15, 2025; (iv) 7,956,740 Warrants exercisable at a price of $2.55 per Subordinate Voting Share expiring on July 6, 2026; and (v) 6,890,000 Warrants exercisable at $1.50 per Subordinate Voting Share expiring on June 20, 2027. As at the date of this Prospectus, includes the following Warrants: (i) 1,250,000 Warrants exercisable at a price of $0.40 per Subordinate Voting Share expiring on April 15, 2026; (ii) 9,447,217 Warrants exercisable at a price of $1.00 per Subordinate Voting Share expiring on August 15, 2025; (iii) 211,662 Warrants exercisable at a price of $1.20 per Subordinate Voting Share expiring on August 15, 2025; (iv) 7,956,740 Warrants exercisable at a price of $2.55 per Subordinate Voting Share expiring on July 6, 2026; (v) 6,890,000 Warrants exercisable at $1.50 per Subordinate Voting Share expiring on June 20, 2027; (vi) 3,499,998 Warrants exercisable at a price of $1.50 per Subordinate Voting Share expiring on August 17, 2026; (vii) 1,162,650 Warrants exercisable at a price of $1.50 per Subordinate Voting Share expiring on August 30, 2026; (viii) 337,350 Warrants exercisable at a price of $1.50 per Subordinate Voting Share expiring on September 17, 2026; and (ix) 3,125,000 Warrants exercisable at a price of $1.20 per Subordinate Voting Share expiring on September 26, 2027.
(3)	As at June 30, 2024 and the date of this Prospectus, includes the following finder unit warrants (each, a “Finder Unit Warrant”): (i) 1,151,892 Finder Unit Warrants exercisable at a price of $0.80 into one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant at a price of $1.20 expiring on August 15, 2025.; (ii) 813,534 Finder Unit Warrants exercisable at a price of $1.00 into one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant at a price of $1.20 expiring on August 15, 2025; (iii) 789,127 Finder Unit Warrants exercisable at a price of $2.05 into one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant at a price of $2.55 expiring on July 6, 2026; (iv) 90,400 Finder Unit Warrants exercisable at a price of $1.00 into one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant at a price of $1.50 expiring on April 17, 2026; (v) 180,160 Finder Unit Warrants exercisable at a price of $1.00 into one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant at a price of $1.50 expiring on April 29, 2026; (vi) 45,976 Finder Unit Warrants exercisable at a price of $1.00 into one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant at a price of $1.50 expiring on April 17, 2026; and (vii) 76,583 Finder Unit Warrants exercisable at a price of $0.80 into one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant at a price of $1.20 expiring on September 26, 2027.

(4)	As at June 30, 2024 and the date of this Prospectus, includes the following finder warrants (each, a “Finder Warrant”): (i) 3,153 Finder Warrants exercisable at a price of $1.20 per Subordinate Voting Share expiring on April 3, 2025; (ii) 5,250 Finder Warrants exercisable at a price of $1.20 per Subordinate Voting Share expiring on April 20, 2025; (iii) 31,038 Finder Warrants exercisable at a price of $1.20 per Subordinate Voting Share expiring on June 2, 2025; (iv) 27,465 Finder Warrants exercisable at a price of $1.20 per Subordinate Voting Share expiring on June 16, 2025; (v) 2,660 Finder Warrants exercisable at a price of $1.20 per Subordinate Voting Share expiring on July 10, 2025; (vi) 11,850 Finder Warrants exercisable at a price of $1.20 per Subordinate Voting Share expiring on August 15, 2025; (vii) 4,977 Finder Warrants exercisable at a price of $1.20 per Subordinate Voting Share expiring on August 25, 2025 (viii) 414,848 Finder Warrants exercisable at a price of $1.00 per Subordinate Voting Share expiring on August 15, 2025; and (xix) 21,840 Finder Warrants exercisable at a price of $1.20 per Subordinate Voting Share expiring on December 22, 2026.
(5)	Each Option is exercisable into one Subordinate Voting Share. As at June 30, 2024, the following Options were outstanding: (i) 2,800,000 Options each exercisable at an exercise price of $0.80 until June 16, 2027; (ii) 865,000 Options each exercisable at an exercise price of $1.00 until September 16, 2027; (iii) 252,500 Options each exercisable at an exercise price of $1.14 until April 15, 2029; (iv) 9,944,305 Options each exercisable at an exercise price of $1.35 until December 15, 2028; and (v) 100,000 Options each exercisable at an exercise price of $1.65 until April 28, 2028. As at the date of this Prospectus, the following Options were outstanding: (i) 2,800,000 Options each exercisable at an exercise price of $0.80 until June 16, 2027; (ii) 665,000 Options each exercisable at an exercise price of $1.00 until September 16, 2027; (iii) 252,500 Options each exercisable at an exercise price of $1.14 until April 15, 2029; (iv) 9,944,305 Options each exercisable at an exercise price of $1.35 until December 15, 2028; (v) 100,000 Options each exercisable at an exercise price of $1.65 until April 28, 2028; and (vi) 4,248,700 Options each exercisable at an exercise price of $1.07 until July 3, 2029; (vii) 65,000 Options each exercisable at an exercise price of $1.35 until July 3, 2029.
(6)	200,000 Options have been exercised since June 30, 2024.
(7)	As of June 30, 2024, there were 1,700,000 RSUs outstanding with 600,000 of the outstanding RSUs being fully vested. As at the date of this Prospectus, there were 13,415,000 RSUs outstanding with 533,333 of the outstanding RSUs being fully vested.
(8)	As of June 30, 2024, there were 10,000,000 Special Warrants outstanding that were issued pursuant to the SW Offering. As of the date of this Prospectus, all 10,000,000 Special Warrants have converted. Each Special Warrant converted into one SW Unit at no additional cost on the date that was four months and a day after date of issuance of the Special Warrants. Each SW Unit consists of one Subordinate Voting Share and one-half of one Warrant, each exercisable at a price of $1.50 for a period of two years from the date of issuance. See disclosure under the heading “Business of the Company – Recent Developments” for more information.
(9)	Issued in connection with the G42 Funding Agreement. The Convertible Debentures bear interest at a rate of 10% per annum and mature on June 20, 2026. The principal amount of the Convertible Debentures, together with all accrued interest, is convertible, for no additional consideration, on the earliest to occur of: (A) the date on which the Company completes an equity financing, in one or more tranches, for aggregate gross proceeds of at least $15,000,000 at a price per Subordinate Voting Share of not less than $1.00, (B) the date on which the holder elects to convert the Convertible Debentures, and (C) June 20, 2026.

Use of Proceeds

Under the first Prospectus Supplement, the Company will raise a minimum offering, the net proceeds of which when combined with the Company’s working capital at the date of such Prospectus Supplement will be sufficient to meet the Company’s current objectives and short-term liquidity requirements for a period of at least 12 months from the date of the Prospectus Supplement.

Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used to advance the Company’s business objectives, to fund ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, and to fund discretionary capital programs and potential future acquisitions. The management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities under this Prospectus and the Company’s actual use of the net proceeds will vary depending on the Company’s operating and capital needs from time to time. The Company will not receive any proceeds from any sale of Securities by a Selling Securityholder.

The Company has had negative cash flow from operating activities since inception. To the extent that the Company has negative operating cash flow in future periods, the Company may need to allocate a portion of proceeds from the offering of the Securities to fund such negative cash flow. See “Risk Factors – Negative Cash Flow from Operating Activities”.

All expenses relating to an offering of the Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of such Securities, unless otherwise stated in the applicable Prospectus Supplement.

The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

Other Sources of Funding

As disclosed under the heading “Business of the Company – Recent Developments”, the Company is currently completing the September Offering for gross proceeds of up to approximately $10,000,000. The expected total available funds to the Company following completion of the September Offering is estimated to be up to $10,630,000 (the “Available Funds”) as follows:

		Assuming 100% of September Offering
A	Amount to be raised by the September Offering	$10,000,000
B	Selling commissions and fees	$650,000
C	Estimated offering costs (e.g., legal, accounting, audit)	$70,000
D	Net proceeds of September Offering: D = A – (B+C)	$9,280,000
E	Working capital as at most recent month end (August 31, 2024)	$1,350,000
G	Total available funds: G = D+E	$10,630,000

The Company expects to use the Available Funds as follows:

Description of intended use of available funds listed in order of priority	Assuming 100% of September Offering
Research Milestones – Industry AI Benchmarks and Tests to Demonstrate Capabilities
MNIST(1)	$734,000
Atari 10K challenge(2)	$1,834,000
Genius Product
Ongoing Beta Releases(3)	$460,000
Genius 1.0(4)	$810,000
Genius Agents(5)	$135,000
Sales(6)	$405,000
Marketing and investor relations(7)	$338,000
General and administrative(8)	$4,960,000
Unallocated working capital	$954,000
Total	$10,630,000

Notes:

(1)	Compromised of costs from the research and development team to reach the standard of 98% accurate handwriting recognition from a standard set of handwriting samples. The plan is to achieve 98% or greater accuracy in this standard test, but do so with 50% or greater efficiency (measured in power consumption, processors used, and time to complete) than the current next best alternative.
(2)	Compromised of costs from the research and development team to reach the industry test for AI to demonstrate learning capabilities. This benchmark test demonstrates how quickly an AI system can learn to play the original 26 Atari games.
(3)	Compromised of costs of the engineering team to reach additional milestone releases for the Genius Beta program as new features and capabilities are added and the Beta program expands, and cost of engaging additional support staff in connection with new curated commercial projects.
(4)	Compromised of development costs associated with the effort to make the Genius product publicly accessible. This will require operations infrastructure, support staff, and customer service level agreements; and costs associated with integrating the results of research milestones into Genius.
(5)	Compromised of the cost to make the Genius Agents and an agent framework that integrates agents from VERSES and from VERSES’ partners that can be used to solve specific customer problems.
(6)	Compromised of salaries and related costs for the sales team and consultants to support sales of the Genius strategy.
(7)	Compromised of costs of financial advisors ($135,630), third party marketing strategy teams and investor relations ($202,370).
(8)	Compromised of salaries and related costs for the CEO and President ($1,035,976), CFO ($388,884), accounting team ($501,086), Board of Directors ($324,324), human resources team ($253,220), IT team ($257,096), internal counsel ($386,781), external counsel ($643,243), software subscriptions ($202,703), travel expenses ($182,432), D&O insurance ($559,111), stock exchange-related costs ($81,081), rent ($63,554), and other general administrative purposes ($79,904).

Business Objectives and Milestones

The Company’s research roadmap outlines the key milestones and benchmarks against which to measure the progress and significance of the Company’s research and development efforts, against conventional deep learning, for the benefit of industry, academia, and the public. The Company expects to demonstrate its approach to AI that aims to be able to match or exceed the performance of advanced AI models on multiple industry-standard benchmarks while using materially less data and energy. The implications of meeting these benchmarks are to provide scientific evidence that the Company’s approach can yield better, cheaper and faster AI that applies to a broader market opportunity and is commercialized in Genius.

The Annual Financial Statements include a going-concern note. The Company is still primarily in the research and development stage and the Company has not yet generated positive cash flows from its operating activities, which may cast doubt on the Company’s ability to continue as a going concern. The completion of any offering is intended to permit the Company to achieve the business objectives set out herein, and is not expected to affect the decision to include a going-concern note in the next annual financial statements of the Company.

Each Prospectus Supplement will contain specific information concerning the use of proceeds from the particular sale of Securities, including a description of the business objectives and milestones to be accomplished in respect of such sale.

Selling Securityholders

The Prospectus may also from time to time, relate to the offering of Securities by way of a secondary offering (each, a “Secondary Offering”) by one or more Selling Securityholders. The terms under which the Securities will be offered by Selling Securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any Secondary Offering by Selling Securityholders will include, without limitation, where applicable: (i) the names of the Selling Securityholders; (ii) the number and type of Securities owned, controlled or directed by each of the Selling Securityholders; (iii) the number of Securities being distributed for the accounts of each Selling Securityholders; (iv) the number of Securities to be beneficially owned, controlled, or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents out of the total number of outstanding Securities of the class or series; (v) whether such Securities are owned by the Selling Securityholders both of record and beneficially, of record only or beneficially only; (vi) if a Selling Securityholder purchased any of the Securities held by such Selling Securityholder in the 12 months preceding the date of the Prospectus Supplement, the date or dates such Selling Securityholder acquired the Securities; (vii) if a Selling Securityholder acquired the Securities held by such Selling Securityholder in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to such Selling Securityholder in the aggregate and on a per Security basis; and (viii) the disclosure required by Item 1.11 of Form 44-101F1 - Short Form Prospectus, and, if applicable, each Selling Securityholder will file a non-issuer’s submission to jurisdiction form with the applicable Prospectus Supplement. No Selling Securityholder may distribute Securities pursuant to an “at-the-market distribution” in Canada.

Plan of Distribution

The Company and the Selling Securityholders may sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. Each Prospectus Supplement will set forth the terms of the applicable offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to the Company and/or the Selling Securityholder(s) from the sale of the Securities. Only those underwriters, dealers or agents named in a Prospectus Supplement will be the underwriters, dealers or agents in connection with the Securities offered thereby. To the extent there are any Secondary Offerings, the aggregate amount of Securities that may be offered and sold by the Company hereunder shall be reduced by the aggregate amount of such Secondary Offerings.

In addition, Securities may be offered and issued in consideration for the acquisition (an “Acquisition”) of other businesses, assets or securities by the Company or its subsidiaries. The consideration for any such Acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, securities, cash and assumption of liabilities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. This Prospectus and any Prospectus Supplement may also cover the initial resale of the Securities purchased pursuant thereto.

The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with an offering of Securities to which a Prospectus Supplement pertains, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company and/or the Selling Securityholder(s).

No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the securities.

In connection with any offering of Securities, except for an “at-the-market distribution” under this Prospectus or as set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company and/or any Selling Securityholder, to indemnification by the Company and/or any Selling Securityholder against certain liabilities, including liabilities under Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers or agents with whom the Company enters into agreements may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

Unless otherwise specified in a Prospectus Supplement, there is no market through which the Company’s Warrants, Units, or Subscription Receipts may be sold, and holders may not be able to resell any such Securities purchased under this Prospectus or any Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Securities (excluding any Subordinate Voting Shares) will not be listed on any securities exchange. This may affect the pricing of such Securities on the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Refer to the “Risk Factors” section of this Prospectus.

Description of Securities being Distributed

The Company’s authorized share capital consists of an unlimited number of Subordinate Voting Shares and Class B Proportionate Voting Shares (“Proportionate Voting Shares”) without par value. As at the date of this Prospectus, there were 168,107,952 Subordinate Voting Shares issued and outstanding as fully paid and non-assessable shares in the capital of the Company and no Proportionate Voting Shares issued and outstanding.

Subordinate Voting Shares

Except as disclosed directly below, the Subordinate Voting Shares do not have any additional pre-emptive rights, conversion rights or exchange rights and are not further subject to redemption, retraction purchase for cancellation or surrender provisions. There are no additional sinking or purchase fund provisions, no provisions permitting or restricting the issuance of additional securities or any other material restrictions, and there are no additional provisions which are capable of requiring a security holder to contribute additional capital.

Voting

Holders of Subordinate Voting Shares are entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Each Subordinate Voting Share entitles the holder thereof to one vote at each such meeting. Unlike the holders of Proportionate Voting Shares, holders of Subordinate Voting Shares do not have the right to 6.25 votes per Subordinate Voting Share.

Alteration to Rights of Subordinate Voting Shares

So long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of Subordinate Voting Shares expressed by separate special resolution, alter or amend the Articles of the Company if the result of such alteration or amendment would: (a) prejudice or interfere with any right or special right attached to the Subordinate Voting Shares; or (b) affect the rights or special rights of the holders of Subordinate Voting Shares or the holders of Proportionate Voting Shares on a per share basis as provided for by the Company’s Articles.

Dividends

The holders of Subordinate Voting Shares shall be entitled to receive such dividends payable in cash or property of the Company as may be declared thereon by the board of directors of the Company (the “Board”) from time to time. The Board may declare no dividend payable in cash or property on the Subordinate Voting Shares unless the Board simultaneously declares a dividend payable in cash or property on the Proportionate Voting Shares, in an amount per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, multiplied by 6.25.

The Board may declare a stock dividend payable in Subordinate Voting Shares on the Subordinate Voting Shares, but only if the Board simultaneously declares a stock dividend payable in: (a) Proportionate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share; or (b) Subordinate Voting Shares on the Proportionate Voting Shares, in a number of shares per Proportionate Voting Share equal to the amount of the dividend declared per Subordinate Voting Share, multiplied by 6.25.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purposes of winding up its affairs, the holders of the Subordinate Voting Shares shall be entitled to participate pari passu with the holders of Proportionate Voting Shares, with the amount of such distribution per Subordinate Voting Share equal to the amount of such distribution per Proportionate Voting Share divided by 6.25.

Subdivision or Consolidation

The Subordinate Voting Shares shall not be consolidated or subdivided unless the Proportionate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

Conversion of the Shares Upon an Offer

In the event that an offer is made to purchase Proportionate Voting Shares, and such offer is:

(a)	required, pursuant to applicable securities legislation or the rules of any stock exchange on which: (i) the Proportionate Voting Shares; or (ii) the Subordinate Voting Shares which may be obtained upon conversion of the Proportionate Voting Shares; may then be listed, to be made to all or substantially all of the holders of Proportionate Voting Shares in a province or territory of Canada to which the requirement applies (such offer to purchase, an “Offer”); and

(b)	not made to the holders of Subordinate Voting Shares for consideration per Subordinate Voting Share equal to 1/6.25 of the consideration offered per Proportionate Voting Share;

each Subordinate Voting Share shall become convertible at the option of the holder thereof into Proportionate Voting Shares on the basis of 6.25 Subordinate Voting Shares for one (1) Proportionate Voting Share, at any time while the Offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the Offer (the “Subordinate Share Conversion Right”). For the avoidance of doubt, fractions of Proportionate Voting Shares may be issued in respect of any amount of Subordinate Voting Shares in respect of which the Subordinate Share Conversion Right is exercised which is less than 6.25.

Restricted Securities

Proportionate Voting Shares

For reference purposes only, the description of the Proportionate Voting Shares is set out directly below. No Proportionate Voting Shares are being distributed under this Prospectus. Except as disclosed directly below, the Proportionate Voting Shares do not have any additional pre-emptive rights, conversion rights or exchange rights and are not further subject to redemption, retraction purchase for cancellation or surrender provisions. There are no additional sinking or purchase fund provisions, no provisions permitting or restricting the issuance of additional securities or any other material restrictions, and there are no additional provisions which are capable of requiring a security holder to contribute additional capital.

Voting

The holders of Proportionate Voting Shares (the “Proportionate Voting Shareholders”) shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Subject to provisions relating to the alteration to rights of Proportionate Voting Shares and to the creation of shares superior to Proportionate Voting Shares, each Proportionate Voting Share shall entitle the holder to 6.25 votes and each fraction of a Proportionate Voting Share shall entitle the holder to the number of votes calculated by multiplying the fraction by 6.25 and rounding the product down to the nearest whole number, at each such meeting.

Alteration to Rights of Proportionate Voting Shares

So long as any Proportionate Voting Shares remain outstanding, the Company will not, without the consent of the Proportionate Voting Shareholders expressed by separate special resolution alter or amend the Articles if the result of such alteration or amendment would: (a) prejudice or interfere with any right or special right attached to the Proportionate Voting Shares; or (b) affect the rights or special rights of the holders of Subordinate Voting Shares or Proportionate Voting Shares on a per share basis as provided for herein.

At any meeting of Proportionate Voting Shareholders called to consider such a separate special resolution, each Proportionate Voting Share shall entitle the holder to one (1) vote and each fraction of a Proportionate Voting Share will entitle the holder to the corresponding fraction of one (1) vote.

Shares Superior to Proportionate Voting Shares

The Company may take no action which would authorize or create shares of any class or series having preferences superior to or on a parity with the Proportionate Voting Shares without the consent of the holders of a majority of the Proportionate Voting Shares expressed by separate ordinary resolution.

At any meeting of Proportionate Voting Shareholders called to consider such a separate ordinary resolution, each Proportionate Voting Share will entitle the holder to one (1) vote and each fraction of a Proportionate Voting Share shall entitle the holder to the corresponding fraction of one (1) vote.

Dividends

The Proportionate Voting Shareholders shall be entitled to receive such dividends payable in cash or property of the Company as may be declared by the Board from time to time. The Board may declare no dividend payable in cash or property on the Proportionate Voting Shares unless the Board simultaneously declares a dividend payable in cash or property on the Subordinate Voting Shares, in an amount equal to the amount of the dividend declared per Proportionate Voting Share divided by 6.25.

The Board may declare a stock dividend payable in Proportionate Voting Shares on the Proportionate Voting Shares, but only if the Board simultaneously declares a stock dividend payable in Proportionate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the amount of the dividend declared per Proportionate Voting Share divided by 6.25.

The Board may declare a stock dividend payable in Subordinate Voting Shares on the Proportionate Voting Shares, but only if the Board simultaneously declares a stock dividend payable in Subordinate Voting Shares on the Subordinate Voting Shares, in a number of shares per Subordinate Voting Share equal to the amount of the dividend declared per Proportionate Voting Share divided by 6.25.

Holders of fractional Proportionate Voting Shares shall be entitled to receive any dividend declared on the Proportionate Voting Shares, in an amount equal to the dividend per Proportionate Voting Share multiplied by the fraction thereof held by such holder.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purpose of winding up its affairs, the Proportionate Voting Shareholders shall be entitled to participate pari passu with the holders of the Subordinate Voting Shares, with the amount of such distribution per Proportionate Voting Share equal to the amount of such distribution per Subordinate Voting Share multiplied by 6.25.

Subdivision or Consolidation

The Proportionate Voting Shares shall not be consolidated or subdivided unless the Subordinate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

Voluntary Conversion

Subject to the conversion limitation set out below, Proportionate Voting Shareholders shall have the following rights of conversion (the “Proportionate Share Conversion Right”):

(a)	Right to Convert Proportionate Voting Shares. Each Proportionate Voting Share shall be convertible at the option of the holder into such number of Subordinate Voting Shares as is determined by multiplying the number of Proportionate Voting Shares in respect of which the Proportionate Share Conversion Right is exercised by 6.25. Fractions of Proportionate Voting Shares may be converted into such number of Subordinate Voting Shares as is determined by multiplying the fraction by 6.25.

(b)	Foreign Private Issuer Status. The Company shall use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b-4 under the Exchange Act. Accordingly, the Company shall not give effect to any voluntary conversion of Proportionate Voting Shares pursuant to its Articles or otherwise, and the Proportionate Share Conversion Right will not apply, to the extent that after giving effect to all permitted issuances after such conversion of Proportionate Voting Shares, the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares (calculated on the basis that each Subordinate Voting Share and Proportionate Voting Share is counted once, without regard to the number of votes carried by such share) held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Exchange Act (“U.S. Residents”) would exceed forty percent (40%) (the “40% Threshold”) of the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares (calculated on the same basis) issued and outstanding (the “FPI Restriction”). The Board may by resolution waive this restriction for any individual transaction or increase the 40% Threshold to a number not to exceed fifty percent (50%), and if any such resolution is adopted, all references to the 40% Threshold herein shall refer instead to the amended percentage threshold set by the Board in such resolution.

(c)	Conversion Limitation. In order to give effect to the FPI Restriction, the number of Subordinate Voting Shares issuable to a Proportionate Voting Shareholder upon exercise by such holder of the Proportionate Share Conversion Right will be subject to the 40% Threshold based on the number of Proportionate Voting Shares held by such holder as of the date of issuance of Proportionate Voting Shares to such holder, and thereafter at the end of each of the Company’s subsequent fiscal quarters (each, a “Determination Date”), calculated as follows:

X = [A x 40% - B] x (C/D)

where, on the Determination Date:

X = Maximum Number of Subordinate Voting Shares which may be issued upon exercise of the Proportionate Share Conversion Right.

A = Aggregate number of Subordinate Voting Shares and Proportionate Voting Shares issued and outstanding.

B = Aggregate number of Subordinate Voting Shares and Proportionate Voting Shares held of record, directly or indirectly, by U.S. Residents.

C = Aggregate Number of Proportionate Voting Shares held by such holder.

D = Aggregate Number of all Proportionate Voting Shares.

An officer designated by the Board (or a committee thereof) shall determine as of each Determination Date, in his or her sole discretion acting reasonably, the aggregate number of Subordinate Voting Shares and Proportionate Voting Shares held of record, directly or indirectly, by U.S. Residents, the maximum number of Subordinate Voting Shares which may be issued upon exercise of the Proportionate Share Conversion Right, generally in accordance with the formula set forth immediately above. Upon request by a holder of Proportionate Voting Shares, the Company will provide each Proportionate Voting Shareholder with notice of such maximum number as at the most recent Determination Date, or a more recent date as may be determined by the Conversion Limitation Officer in its discretion. To the extent that issuances of Subordinate Voting Shares on exercise of the Proportionate Share Conversion Right would result in the 40% Threshold being exceeded, the number of Subordinate Voting Shares to be issued will be pro-rated among each holder of Proportionate Voting Shares exercising the Proportionate Share Conversion Right.

Notwithstanding the provisions set out above, the Board may by resolution waive the application of the Conversion Restriction to any exercise or exercises of the Proportionate Share Conversion Right to which the Conversion Restriction would otherwise apply, or to future Conversion Restrictions generally, including with respect to a period of time.

Restricted Securities Disclosure

Part 12 of National Instrument 41-101 – General Prospectus Requirements (“NI 41-101”) and Ontario Securities Commission Rule 56-501 – Restricted Shares (“OSC Rule 56-501”and, together with Part 12 of NI 41-101, the “Restricted Share Rules”) regulate the creation and distribution of “restricted shares”(as defined in OSC Rule 56-501) and “restricted securities”(as defined in NI 41-101) by reporting issuers in Canada. The definitions of “restricted shares” and “restricted securities” include equity shares which have voting rights exercisable in all circumstances, irrespective of the number or percentage of shares owned, that are less, on a per share basis, than the voting rights attached to any other shares of an outstanding class of shares of the issuer. A “subject security” under NI 41-101 means a security that results, or would result if and when issued, in an existing class of securities being considered restricted securities. According to these definitions, the Subordinate Voting Shares are “restricted shares”(as defined in OSC Rule 56-501) and “restricted securities”(as defined in NI 41-101). As of the date of this Prospectus, 100% of the aggregate voting rights attached to the Company’s securities are represented by Subordinate Voting Shares.

In accordance with Section 7.7(1)(d) of NI 44-101, the Company has complied with Part 12 of NI 41-101 as follows:

●	The Company held a special meeting of shareholders on July 17, 2023 (the “2023 Special Meeting”) pursuant to which the Company delivered the Information Circular to its shareholders of record. At the 2023 Special Meeting, the holders of Subordinate Voting Shares passed a special resolution (the “Ratification Resolution”) ratifying, among other things: (i) the change of name of the “Common shares” of the Company to “Class A Subordinate Voting shares”; (ii) the creation of the Proportionate Voting Shares of the Company; and (iii) the addition of special rights and restrictions to the Subordinate Voting Shares and the Proportionate Voting Shares. The completion of the foregoing matters constituted a “restricted security organization” under NI 41-101 (the “Restricted Security Organization”), which Restricted Security Organization was previously approved by the shareholders of the Company on July 19, 2021 and made effective on July 20, 2021.

●	At the time of the Restricted Security Organization relating to the Subordinate Voting Shares:

○	the passing of the Ratification Resolution qualified as the “minority approval” required by the Restricted Share Rules on the following basis:

■	“minority approval” means, for the purposes of the Restricted Share Rules, approval by a majority of the votes cast by holders of shares of the Company in accordance with applicable law, and if required by applicable corporate law, by a majority of the votes cast by holders of a class of shares voting separately as a class, other than, in both cases, (A) “affiliates” of the issuer, or (B) “control persons” of the issuer, as those terms are defined in the Restricted Share Rules;

■	no affiliate of the Company beneficially owned, or controlled or directed, directly or indirectly, any voting securities of the Company and the only control persons of the Company are Gabriel Rene and Dan Mapes; and

■	on the date of the 2023 Special Meeting, Mr. René and Mr. Mapes, each directly controlled 5,000,000 Proportionate Voting Shares and 25,001 Subordinate Voting Shares or, approximately 21.41% of the total voting power of the Company on a non-diluted basis (42.82% in the aggregate). Any votes cast in respect of Mr. René and Mr. Mapes’ Subordinate Voting Shares were excluded from determining whether minority approval had been obtained for the Ratification Resolution. In addition, because (i) a separate class vote is not required under applicable corporate law; and (ii) all of the outstanding Proportionate Voting Shares are held by Mr. René and Mr. Mapes’, a separate class vote of Proportionate Voting Shares was not required for the approval of the Ratification Resolution;

○	the Company was a reporting issuer in British Columbia, Alberta, Saskatchewan and Ontario; and

●	The Information Circular that was delivered to shareholders in connection with the 2023 Special Meeting: (a) confirmed that, as of the date of the Information Circular, no affiliate of the Company beneficially owned, or controlled or directed, directly or indirectly, any voting securities of the Company; (b) disclosed the name of each control person and the number of securities beneficially owned, directly or indirectly, by the control person as of the date of the Information Circular; (c) included a statement of the number of votes attaching to the securities that were excluded for the purpose of the approval of the Ratification Resolution; and (d) disclosed the purpose and business reasons for the creation of the Subordinate Voting Shares.

Warrants

The Company may issue Warrants to purchase Subordinate Voting Shares. This section describes the general terms that will apply to any Warrants issued pursuant to this Prospectus.

Warrants may be offered separately or together with other Securities and may be attached to or separate from any other Securities. Unless the applicable Prospectus Supplement otherwise indicates, each series of Warrants will be issued under a separate warrant indenture to be entered into between the Company and one or more banks or trust companies acting as warrant agent. The warrant agent will act solely as the Company’s agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of Warrants. The applicable Prospectus Supplement will include details of the warrant indentures, if any, governing the Warrants being offered. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement.

Notwithstanding the foregoing, the Company will not offer Warrants for sale separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction.

The Prospectus Supplement relating to any Warrants that the Company offers will describe the Warrants and the specific terms relating to the offering. The description will include, where applicable:

●	the designation and aggregate number of Warrants;

●	the price at which the Warrants will be offered;

●	the currency or currencies in which the Warrants will be offered;

●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

●	the designation, number and terms of the Subordinate Voting Shares, as applicable, that may be purchased upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

●	the exercise price of the Warrants;

●	the designation and terms of the Securities, if any, with which the Warrants will be offered, and the number of Warrants that will be offered with each Security;

●	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

●	any minimum or maximum amount of Warrants that may be exercised at any one time;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

●	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	material Canadian federal income tax consequences of owning the Warrants; and

●	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants. The Company may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

Units

The Company may issue Units comprised of one or more of the other Securities described in this Prospectus in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included Security. The unit agreement, if any, under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date. The particular terms and provisions of Units offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Units.

Subscription Receipts

The Company may issue Subscription Receipts, separately or together, with Subordinate Voting Shares, Warrants or Units, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement. This section describes the general terms that will apply to any Subscription Receipts that the Company may offer pursuant to this Prospectus.

The applicable Prospectus Supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered. The Company will file a copy of the subscription receipt agreement relating to an offering with the Commissions after the Company has entered into it. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

●	the number of Subscription Receipts;

●	the price at which the Subscription Receipts will be offered and whether the price is payable in instalments;

●	conditions to the exchange of Subscription Receipts into Subordinate Voting Shares, Warrants or Units, as the case may be, and the consequences of such conditions not being satisfied;

●	the procedures for the exchange of the Subscription Receipts into Subordinate Voting Shares, Warrants or Units;

●	the number of Subordinate Voting Shares, Warrants or Units that may be exchanged upon exercise of each Subscription Receipt;

●	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

●	the dates or periods during which the Subscription Receipts may be exchanged into Subordinate Voting Shares, Warrants or Units;

●	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

●	material Canadian federal income tax consequences of owning the Subscription Receipts;

●	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

●	any other material terms and conditions of the Subscription Receipts.

Certificates representing the Subscription Receipts will be exchangeable for new certificates representing the Subscription Receipt of different denominations at the office indicated in the Prospectus Supplement. Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the Securities subject to the Subscription Receipts.

Under the subscription receipt agreement, a Canadian purchaser of Subscription Receipts will have a contractual right of rescission following the issuance of Subordinate Voting Shares, Warrants or Units, as the case may be, to such purchaser, entitling the purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Subordinate Voting Shares, Warrants or Units, as the case may be, if this Prospectus, the applicable Prospectus Supplement, and any amendment thereto, contains a misrepresentation, provided such remedy for rescission is exercised within 180 days of the date the Subscription Receipts are issued. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States or other jurisdictions outside Canada.

Such subscription receipt agreement will also specify that the Company may amend any subscription receipt agreement and the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holder.

Prior Sales

Prior sales of Securities, including Subordinate Voting Shares and Securities convertible or exchangeable into Subordinate Voting Shares will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

Trading Price and Volume

The Subordinate Voting Shares are listed for trading on Cboe under trading symbol “VERS”. The following table sets forth the reported high and low sales prices (which are not necessarily the closing prices) and the trading volumes for the Subordinate Voting Shares on Cboe for the periods indicated.

Month	High (CDN$)	Low (CDN$)	Volume (# of Subordinate Voting Shares)
September 2023	$1.63	$1.11	4,645,564
October 2023	$1.48	$0.78	6,455,107
November 2023	$1.53	$1.10	4,803,473
December 2023	$1.94	$1.10	5,811,259
January 2024	$2.37	$1.55	9,184,385
February 2024	$2.00	$1.29	5,701,402
March 2024	$1.81	$1.36	3,972,045
April 2024	$1.54	$0.91	5,739,999
May 2024	$1.27	$0.89	3,861,666
June 2024	$1.30	$0.92	4,926,107
July 2024	$1.22	$0.93	3,902,403
August 2024	$1.36	$0.87	7,301,324
September 2024(1)	$1.00	$0.70	4,509,171

Notes:

(1)	September 1, 2024 to September 25, 2024.

The following table sets out information relating to the monthly trading of the Warrants on Cboe Canada (under the symbol “VERS.WT.A”) for the 12-month period prior to the date of this Prospectus.

Month	High (CDN$)	Low (CDN$)	Volume (# of Warrants)
September 2023	$0.70	$0.55	4,400
October 2023	$0.80	$0.49	28,699
November 2023	$0.50	$0.255	96,100
December 2023	$0.95	$0.30	95,007
January 2024	$1.33	$0.64	430,428
February 2024	$0.95	$0.48	57,962
March 2024	$1.00	$0.445	324,221
April 2024	$0.5	$0.06	145,372
May 2024	$0.315	$0.065	124,810
June 2024	$0.33	$0.12	160,200
July 2024	$0.35	$0.125	114,684
August 2024	$0.50	$0.13	27,500
September 2024(1)	$0.135	$0.12	12,000

Notes:

(1)	September 1, 2024 to September 25, 2024.

Trading price and volume of Securities, including Subordinate Voting Shares and Securities convertible or exchangeable into Subordinate Voting Shares will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

Dividend Policy

There are no restrictions that would prevent the Company from paying dividends on the Subordinate Voting Shares; however, the Company has neither declared nor paid any dividends or other distributions on the Subordinate Voting Shares or Proportionate Voting Shares since incorporation and has not established any dividend or distribution policy. The Company does not currently pay dividends and does not intend to pay dividends in the foreseeable future. The declaration and payment of dividends, if any, in the future, rests within the sole discretion of the Board and will depend on numerous factors, including compliance with applicable laws, financial performance, working capital requirements of the Company and its subsidiaries, as applicable, and such other factors as its directors consider appropriate. There can be no assurance that the Company will pay dividends under any circumstances. See “Risk Factors – Dividends”.

Denominations, Registration and Transfer

The Securities will be issued in fully registered form in either global or definitive form and in denominations and integral multiples as set out in the applicable Prospectus Supplement. Other than in the case of book-entry only Securities, Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) in the city specified for such purpose at the office of the registrar or transfer agent designated by the Company for such purpose with respect to any issue of Securities referred to in the Prospectus Supplement. No service charge will be made for any transfer, conversion or exchange of the securities, but we may require payment of a sum to cover any transfer tax or other governmental charge payable in connection therewith. Such transfer, conversion or exchange will be effected upon such registrar or transfer agent being satisfied with the documents of title and the identity of the person making the request. If a Prospectus Supplement refers to any registrar or transfer agent designated by the Company with respect to any issue of Securities, we may at any time rescind the designation of any such registrar or transfer agent and appoint another in its place or approve any change in the location through which such registrar or transfer agent acts.

In the case of book-entry only Securities, a global certificate or certificates representing the Securities will be held by a designated depository for its participants. The Securities must be purchased or transferred through such participants, which includes securities brokers and dealers, banks and trust companies. The depository will establish and maintain book-entry accounts for its participants acting on behalf of holders of the Securities. The interests of such holders of Securities will be represented by entries in the records maintained by the participants. Holders of Securities issued in book-entry only form will not be entitled to receive a certificate or other instrument evidencing their ownership thereof, except in limited circumstances. Each holder will receive a customer confirmation of purchase from the participants from which the Securities are purchased in accordance with the practices and procedures of that participant.

Risk Factors

An investment in the Company’s Securities is speculative and involves a high degree of risk. In addition to the other information included or incorporated by reference in this Prospectus or any applicable Prospectus Supplement, you should carefully consider the risks and uncertainties described in the documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement, together with all the other information contained in this Prospectus, before purchasing the Company’s Securities. The occurrence of any of such risks could have a material adverse effect on our business, financial condition, results of operations and future prospects. In these circumstances, the market price of the Securities, including the Subordinate Voting Shares, could decline, and you may lose all or part of your investment. The risks described herein are not the only risks the Company faces; risks and uncertainties not currently known to the Company or that it currently deems to be immaterial may also materially and adversely affect its business, financial condition and results of operations. Investors should also refer to the other information set forth or incorporated by reference in this Prospectus or any applicable Prospectus Supplement, including the Company’s consolidated financial statements and related notes.

This Prospectus also contains forward-looking statements that involve risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described herein. See “Cautionary Note Regarding Forward-Looking Statements.”

The principal risk factors to which the Company’s business and its Securities are subject are presented in detail in the AIF under the heading “Risk factors”, as well as the risk factors described under the heading “Risk Factors” in any applicable Prospectus Supplement. See “Documents Incorporated by Reference”. The following is an abbreviated list of risk factors. These risk factors, as well as risks currently unknown to the Company, could materially adversely affect the Company’s future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business, property or financial results, each of which could cause investors to lose part or all of their investment.

Risk Relating to the Offering of Securities

Price Volatility of Publicly Traded Securities

The Subordinate Voting Shares are listed and posted for trading on Cboe Canada and the OTCQB. Securities of technology companies have experienced substantial volatility in the past, often based on factors unrelated to the companies’ financial performance or prospects. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries.

Other factors unrelated to the Company’s performance that may affect the price of the Subordinate Voting Shares include the following: the extent of analytical coverage available to investors concerning VERSES’ business may be limited if investment banks with research capabilities do not follow the Company; lessening in trading volume and general market interest in the Subordinate Voting Shares may affect an investor’s ability to trade significant numbers of shares; the size of the Company’s public float may limit the ability of some institutions to invest in the Subordinate Voting Shares; and a substantial decline in the price of the Subordinate Voting Shares that persists for a significant period of time could cause the Subordinate Voting Shares to be delisted from Cboe Canada, further reducing market liquidity. As a result of any of these factors, the market price of the Subordinate Voting Shares at any given point in time may not accurately reflect the Company’s long-term value. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. The Company may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

The market price of the Subordinate Voting Shares is affected by many other variables which are not directly related to VERSES’ success and are, therefore, not within the Company’s control. These include other developments that affect the market for all technology sector securities, the breadth of the public market for VERSES’ Subordinate Voting Shares and the attractiveness of alternative investments. The effect of these and other factors on the market price of the Subordinate Voting Shares is expected to make the price of the Subordinate Voting Shares volatile in the future, which may result in losses to investors.

Absence of a public market for some of the Securities

There is currently no public market for the Non-Listed Securities. If the Non-Listed Securities are traded after their initial issuance, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for the Non-Listed Securities or that a trading market for these securities will develop at all.

Speculative Nature of Investment Risk

An investment in the Company’s securities carries a high degree of risk and should be considered as a speculative investment. The Company has no history of earnings, limited cash reserves, a limited operating history, has not paid dividends, and is unlikely to pay dividends in the immediate or near future. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. An investment in the Company’s securities may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company.

Price may not Represent the Company’s Performance or Intrinsic Fair Value

The market price of a publicly traded stock is affected by many variables not directly related to the corporate performance of the Company, including the market in which it is traded, the strength of the economy generally, the availability of the attractiveness of alternative investments, and the breadth of the public market for the stock. The effect of these and other factors on the market price of the Subordinate Voting Shares on Cboe Canada and the OTCQB in the future cannot be predicted.

Securities or Industry Analysts

The trading market for the Subordinate Voting Shares could be influenced by research and reports that industry and/or securities analysts may publish about the Company, its business, the market or its competitors. The Company does not have any control over these analysts and cannot assure that such analysts will cover the Company or provide favourable coverage. If any of the analysts who may cover the Company’s business change their recommendation regarding the Company’s stock adversely, or provide more favourable relative recommendations about its competitors, the stock price would likely decline. If any analysts who may cover the Company’s business were to cease coverage or fail to regularly publish reports on the Company, it could lose visibility in the financial markets, which in turn could cause the stock price or trading volume to decline.

Dilution

Future sales or issuances of equity securities could decrease the value of the Subordinate Voting Shares, dilute voting power of holders of Subordinate Voting Shares and holders of Proportionate Voting Shares (collectively, the “Shareholders”) and reduce future potential earnings per Subordinate Voting Share. VERSES may sell additional equity securities in subsequent offerings (including through the sale of securities convertible into Subordinate Voting Shares) and may issue additional equity securities to finance the Company’s operations, subsidiaries, acquisitions or other business projects. VERSES cannot predict the size of future sales and issuances of equity securities or the effect, if any, that future sales and issuances of equity securities will have on the market price of the Subordinate Voting Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Subordinate Voting Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in VERSES’ earnings per Subordinate Voting Share.

Dividends

To date, the Company has not paid any dividends on its outstanding Subordinate Voting Shares. Any decision to pay dividends on the Subordinate Voting Shares of the Company will be made by the Board on the basis of the Company’s earnings, financial requirements and other conditions. See “Dividend Policy”.

Cboe Listing

In the future, the Company may fail to meet the continued listing requirements for the Subordinate Voting Shares to be listed on Cboe Canada. If Cboe Canada delists the Subordinate Voting Shares from trading on its exchange, the Company could face significant material adverse consequences, including: a limited availability of market quotations for the Subordinate Voting Shares; a determination the Subordinate Voting Shares are a “penny stock” which will require brokers trading in the Subordinate Voting Shares to abide by more stringent rules, possibly resulting in a reduced level of trading activity in the secondary market for the Subordinate Voting Shares; a limited amount of news and analysts coverage for the Company; and a decreased ability to issue additional securities or obtain additional financing in the future.

Discretion in the use of proceeds

The Company currently intends to allocate the net proceeds, if any, received from any offering of Securities as described under the heading “Use of Proceeds”; however, the Company will have discretion in the actual application of such net proceeds, and may elect to allocate net proceeds differently from that described under the heading “Use of Proceeds” if determined by the Board to be in the Company’s best interests to do so. Shareholders of the Company may not agree with the manner in which the Board and management choose to allocate and spend the net proceeds. The failure by the Company to apply these funds effectively could have a material adverse effect on the Company’s business.

Forward-Looking Statements May Prove Inaccurate

Investors are cautioned not to place undue reliance on forward-looking statements. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, of both a general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking statements or contribute to the possibility that predictions, forecasts or projections will prove to be materially inaccurate.

Risks Relating to the Company’s Business

Limited Operating History

The Company has a relatively limited operating history. As such, the Company will be subject to all of the business risks and uncertainties associated with any new business enterprise, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources. Although the Company possesses an experienced management team, there is no assurance that the Company will be successful in achieving a return on shareholders’ investment and the likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. There is no assurance that the Company will generate revenues, operate profitably, or provide a return on investment, or that it will successfully implement its business and growth plans. An investment in the Company’s securities carries a high degree of risk and should be considered speculative by investors. Prospective investors should consider any purchase of the Units in light of the risks, expenses and problems frequently encountered by all companies in the early stages of their corporate development and operations.

Additional Financing

The operation of the Company’s business will require substantial additional capital. When such additional capital is required, the Company will need to pursue various financing transactions or arrangements, which may include debt financing, equity financing or other means. Additional financing may not be available when needed or, if available, the terms of such financing might not be favourable to the Company and might involve substantial dilution to existing Shareholders. The Company may not be successful in locating suitable financing transactions in the time period required or at all. A failure to raise capital when needed would have a material adverse effect on the Company’s business, financial condition and results of operations. Any future issuance of securities to raise required capital will likely be dilutive to existing Shareholders. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. The Company may incur substantial costs in pursuing future capital requirements, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. The ability to obtain needed financing may be impaired by such factors as the capital markets, the Company’s status as a relatively new enterprise with a limited history and/or the loss of key management personnel.

Negative Cash Flow from Operating Activities

The Company has had negative cash flow from operating activities since inception. The Company’s business is in an early stage and additional capital investment will be required to achieve revenue. There is no assurance that the Company will generate earnings, operate profitably or provide a return on investment in the future. Accordingly, the Company will be required to obtain additional financing in order to meet its future cash commitments.

Implementation of Growth Strategy

VERSES’ future growth, profitability and cash flows depend upon the Company’s ability to successfully implement its growth strategy, which, in turn, is dependent upon a number of factors, including the Company’s ability to:

1.	expand its customer/user base;
2.	retain qualified operations staff;
3.	support growth of existing customers; and
4.	enhance and develop Genius and Genius-based applications.

There can be no assurance that the Company can successfully achieve any or all of the above initiatives in the manner or time period that the Company expects. Further, achieving these objectives will require investments which may result in short-term costs without generating any current revenue and therefore may be dilutive to VERSES’ earnings. The Company cannot provide any assurance that it will realize, in full or in part, the anticipated benefits the Company expects its strategy will achieve. The failure to realize those benefits could have a material adverse effect on VERSES’ business, financial condition and results of operations.

Conflicts of Interest

Certain of the Company’s directors and officers do not devote their full time to the affairs of the Company and certain of the Company’s directors and officers are also directors, officers and shareholders of other public companies in general, and as a result they may find themselves in a position where their duty to another company conflicts with their duty to the Company. Although the Company has policies which address such potential conflicts and the BCBCA has provisions governing directors in the event of such a conflict, none of the Company’s constating documents or any of its other agreements contain any provisions mandating a procedure for addressing such conflicts of interest. There is no assurance that any such conflicts will be resolved in favour of the Company. If any such conflicts are not resolved in favour of the Company, the Company may be adversely affected.

Uncertainty of Use of Available Funds

Management of the Company retains broad discretion in the application of the Company’s funds. The failure by the Company to apply available funds effectively could have a material adverse effect on the Company’s business, including the Company’s ability to achieve its stated business objectives.

Proprietary Artificial Intelligence Algorithms

VERSES uses proprietary artificial intelligence algorithms in its product offerings. The continuous development, maintenance, and operation of VERSES’ artificial intelligence products is expensive and complex, and may involve unforeseen difficulties, including material performance problems, undetected defects or errors. If Genius does not function reliably, this could negatively impact the user experience for VERSES’ customers. Any of these situations could result in customers’ dissatisfaction with VERSES, which could negatively impact VERSES’s business. Additionally, VERSES’ artificial intelligence algorithms may lead to unintentional bias and discrimination, which could subject VERSES to legal or regulatory liability as well as reputational harm. Any of these eventualities could result in a material and adverse effect on VERSES’ business, financial condition, operating results, cash flows, and prospects.

Failure to Manage Growth

VERSES anticipates that growing demand for the Company’s services and Genius will place significant demands on the Company’s operational infrastructure. The scalability of Genius will depend on VERSES’ ability to develop Genius for different industry applications. Moreover, as the Company’s business grows, VERSES will need to devote additional resources to improving its operational infrastructure and to continue to enhance its scalability in order to maintain the performance of Genius and related applications.

As the Company grows, VERSES will be required to continue to improve its operational and financial controls and reporting procedures and VERSES may not be able to do so effectively. In managing the Company’s growing operations, VERSES is also subject to the risks of over-hiring and/or overcompensating its employees and over-expanding its operating infrastructure. As a result, VERSES may be unable to manage its expenses effectively in the future, which may negatively impact VERSES’ gross profit or operating expenses.

As the Company continues to grow and develop the infrastructure of a public company, the Company must effectively integrate, develop and motivate a growing number of new employees, some of whom are based in various countries around the world. In addition, the Company must preserve its ability to execute quickly in further developing the Company’s platform and implementing new features and initiatives. As a result, VERSES may find it difficult to maintain its corporate culture, which could limit the Company’s ability to innovate and operate effectively. Any failure to preserve VERSES’ culture could also negatively affect the Company’s ability to recruit and retain personnel, to continue to perform at current levels or to execute on the Company’s business strategy effectively and efficiently.

Reliance on Strategic Partnerships

The Company relies on strategic partnerships with third parties for technologies that are vital to the functionality of the Company. The Company anticipates that it will continue to depend on relationships with these third parties, such as data center hosting companies, cloud computer platform providers, and software and hardware vendors. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. If the Company is unsuccessful in establishing and maintaining its relationships with third parties, or if these third parties are unable or unwilling to provide services to the Company, the Company’s ability to grow and scale Genius or to generate revenue could be impaired, and its results of operations may suffer. Even if the Company is successful, it cannot be sure that these relationships will result in increased customer usage of Genius and Genius applications or increased revenue.

Security Breaches

VERSES operates in an industry that is prone to cyber attacks. Failure to prevent or mitigate security breaches and improper access to or disclosure of the Company’s data or customer data could result in the loss or misuse of such data, which could harm VERSES’ business and reputation. The security measures VERSES has integrated into its internal networks and systems and Genius, which are designed to prevent or minimize security breaches, may not function as expected or may not be sufficient to protect the Company’s internal networks against certain attacks. In addition, techniques used to sabotage or to obtain unauthorized access to networks in which data is stored or through which data is transmitted change frequently. As a result, VERSES may be unable to anticipate these techniques or implement adequate preventative measures to prevent an electronic intrusion into the Company’s networks.

If a security breach were to occur, as a result of third-party action, employee error, breakdown of VERSES’ internal security processes and procedures, malfeasance or otherwise, and the confidentiality, integrity or availability of VERSES’ customers’ data was disrupted, the Company could incur significant liability to its customers, and VERSES’ services and Genius may be perceived as less desirable, which could negatively affect the Company’s business and damage its reputation.

Moreover, Genius and related applications could be breached if vulnerabilities in Genius or such related applications are exploited by unauthorized third parties or due to employee error, breakdown of VERSES’ internal security processes and procedures, malfeasance, or otherwise. Further, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as usernames, passwords or other information or otherwise compromise the security of VERSES’ internal networks and electronic systems in order to gain access to the Company’s data or its customers’ data.

Any actual or perceived security breach could damage the Company’s reputation and brand, expose the Company to a risk of litigation and possible liability and require VERSES to expend significant capital and other resources to respond to and/or alleviate problems caused by the security breach. Some jurisdictions have enacted laws requiring companies to notify individuals and authorities of data security breaches involving certain types of personal or other data. In addition, pursuant to the terms of certain agreements, VERSES may be required to notify certain customers and partners in the event of a security incident. Any of these events could harm VERSES’ reputation or subject VERSES to significant liability, and materially adversely affect the Company’s business and financial results.

Software Errors or Defects

Genius, KOSM and related applications are and will be dependent upon the successful and uninterrupted functioning of VERSES’ computer and data processing systems, cloud computing platform and network operating system. These software and systems may contain errors, defects, security vulnerabilities or software bugs that are difficult to detect and correct, particularly when first introduced or when new versions or enhancements are released.

The failure or unavailability of these systems could materially impact VERSES’s ability to deliver Genius, KOSM and related applications to customers effectively or comply with contractual obligations to third parties. If sustained or repeated, a system failure or loss of data could negatively affect the operating results of VERSES.

Since the Company’s customers use and will use its services for decisions that are critical to their operation and ability to efficiently function, errors, defects, security vulnerabilities, service interruptions or software bugs in the Company’s network could result in losses to its customers. Customers may seek significant compensation from the Company for any losses they suffer or cease conducting business with the Company altogether. Further, a customer could share information about bad experiences on social media, which could result in damage to the Company’s reputation. There can be no assurance that provisions included in the Company’s agreements with its customers that attempt to limit its exposure to claims would be enforceable or adequate or would otherwise protect it from liabilities or damages with respect to any particular claim. Even if not successful, a claim brought against the Company by any of its customers would likely be time-consuming and costly to defend and could seriously damage its reputation and brand, making it harder for the Company to generate revenue.

Insufficient Insurance Coverage

VERSES maintains property, general liability, errors and omissions and directors and officers’ liability insurance on such terms as it deems appropriate. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of VERSES’ lost investment. This insurance may not remain available to it at commercially reasonable rates. Future increases in insurance costs, coupled with the increase in deductibles, will result in higher operating costs and increased risk. Not all risks faced by VERSES are insured.

Failure to Maintain, Promote and Enhance Brand

VERSES believes that maintaining, promoting and enhancing the VERSES brand is critical to expanding the Company’s business and rolling out Genius and related applications. Maintaining and enhancing the VERSES brand will depend largely on the Company’s ability to continue to provide high-quality, well-designed, useful, reliable and innovative solutions, which the Company may not do successfully. The Company operates in a space with some of the largest companies in the world that have significantly more resources than VERSES. These companies have the ability to dilute the Company’s messaging regarding the Spatial Web which may confuse the market and be detrimental to the continued development and enhancement of the Company’s brand.

Errors, defects, data breaches, disruptions or other performance problems with Genius and related applications may harm VERSES’ reputation and brand. The Company may introduce new solutions or terms of service that its customers do not like, which may negatively affect the VERSES brand. Additionally, if the Company’s customers have a negative experience using VERSES solutions, such an experience may affect the VERSES brand, especially as the Company continues to attract larger customers to Genius.

The Company believes that the importance of brand recognition will increase as competition in VERSES’ market increases. In addition, successful promotion of the VERSES brand will depend on the effectiveness of the Company’s marketing efforts. VERSES’ efforts to market the VERSES brand will involve significant expenses. VERSES’ marketing expenditure may not yield increased revenue, and even if it does, any increased revenue may not offset the expenses VERSES incurs in building and maintaining the VERSES brand.

Dependence on Customer Internet Access and Use of Internet for Commerce

The Company’s success will depend upon the general public’s ability to access the internet, including through mobile devices. The adoption of any laws or regulations that adversely affect the growth, popularity or use of the internet, including changes to laws or regulations impacting internet neutrality, could decrease the demand for Genius and related applications or otherwise adversely affect the Company’s business. Given uncertainty around these rules, VERSES could experience discriminatory or anti-competitive practices that could impede both the Company and its customers’ growth, increase the Company’s costs or adversely affect VERSES’ business. If customers become unable, unwilling, or less willing to use the internet for commerce for any reason, including lack of access to high-speed communications equipment, congestion of traffic on the internet, internet outages or delays, disruptions or other damage to customers’ computers, increases in the cost of accessing the internet and security and privacy risks or the perception of such risks, VERSES’ business could be adversely affected.

Privacy and Security of Sensitive Information

VERSES’ operations are and will be dependent on the Company’s information systems and the information collected, processed, stored, and handled by these systems. Throughout the Company’s operations, VERSES will receive, retain and transmit certain confidential information, including personally identifiable information that the Company’s customers provide to utilize Genius and related applications, interact with the Company’s personnel, or otherwise communicate with VERSES. In addition, for these operations, VERSES will depend in part on the secure transmission of confidential information over public networks. The Company’s information systems are and will be subject to damage or interruption from power outages, facility damage, computer and telecommunications failures, computer viruses, security breaches, including credit card or personally identifiable information breaches, coordinated cyber attacks, vandalism, catastrophic events and human error. Although VERSES deploys a layered approach to address information security threats and vulnerabilities, including ones from a cyber security standpoint, designed to protect confidential information against data security breaches, a compromise of the Company’s information security controls or of those businesses with whom the Company interacts, which results in confidential information being accessed, obtained, damaged, or used by unauthorized or improper persons, could harm VERSES’ reputation and expose VERSES to regulatory actions and claims from customers and other persons, any of which could adversely affect the Company’s business, financial position, and results of operations. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, VERSES may not be able to anticipate these techniques or to implement adequate preventative measures. In addition, a security breach could require that the Company expends substantial additional resources related to the security of information systems and disrupt the Company’s businesses.

Changes in Technology

The Company operates in a competitive industry characterized by rapid technological change and evolving industry standards. The Company’s ability to attract new customers and generate revenue from existing customers will depend largely on its ability to anticipate industry standards and trends, respond to technological advances in its industry, and to continue to enhance Genius or to design and introduce new Genius applications on a timely basis to keep pace with technological developments and its customers’ increasingly sophisticated needs. The success of any enhancement of Genius or new related applications will depend on several factors, including the timely completion and market acceptance of Genius and related applications. Any new application the Company develops or acquires might not be introduced in a timely or cost-effective manner and might not achieve the broad market acceptance necessary to generate significant revenue. If any of the Company’s competitors implements new technologies before the Company is able to implement them, those competitors may be able to provide more effective applications and services than the Company at lower prices. Any delay or failure in the introduction of new or enhanced applications and services could harm the Company’s business, results of operations and financial condition.

The Company’s services and Genius are expected to embody complex technology that may not meet those standards, changes and preferences. The Company’s ability to design, develop and commercially launch Genius and related applications depends on a number of factors, including, but not limited to, its ability to design and implement solutions and services at an acceptable cost and quality, its ability to attract and retain skilled technical employees, the availability of critical components from third parties, and its ability to successfully complete the development of Genius and related applications in a timely manner. There is no guarantee that the Company will be able to respond to market demands. If the Company is unable to effectively respond to technological changes or fails or delays to develop services in a timely and cost-effective manner, Genius and related applications may become obsolete, and the Company may be unable to recover its development expenses which could negatively impact sales, profitability and the continued viability of its business.

Competition

Some of VERSES’ competitors are better capitalized, hold a larger percentage of the Canadian and international markets, have greater financial, technical and marketing resources than VERSES and have greater name recognition than VERSES. If price competition increases, VERSES may not be able to raise its pricing in response to a rising cost of funds or may be forced to lower the pricing that it is able to charge customers. Price-cutting or discounting may reduce profits. This could have a material adverse effect on VERSES’s business, financial condition and results of operations and on the amount of cash available for dividends to shareholders.

Difficulty in Forecasting

Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The Company’s estimates and forecasts relating to the size and expected growth of its target market, market demand and adoption, capacity to address this demand, and pricing, may prove to be inaccurate. The Company must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources. A failure in the demand for its services to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the Company.

Reputational Risk

Reputational damage can result from the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views, whether true or not. Reputation loss may result in decreased customer confidence and an impediment to the Company’s overall ability to advance Genius and Genius applications, thereby having a material adverse impact on its financial performance, financial condition, cash flows and growth prospects.

Protection of Intellectual Property

The Company’s commercial success depends to a significant degree upon its ability to develop new or improved technologies, instruments, and services, and to obtain patents, where appropriate, or other intellectual property rights or statutory protection for these technologies and products in Canada and the United States. Despite devoting resources to the research and development of proprietary technology, the Company may not be able to develop new technology that is patentable or protectable. Further, patents issued to the Company, if any, could be challenged, held invalid or unenforceable, or be circumvented and may not provide the Company with necessary or sufficient protection or a competitive advantage. Competitors and other third parties may be able to design around the Company’s intellectual property or develop technology similar to Genius that is not within the scope of such intellectual property. The Company’s inability to secure its intellectual property rights may have a materially adverse effect on its business and results of operations.

Currently, the Company’s intellectual property includes provisional patent applications, copyrights and registered trademarks. With respect to the Company’s provisional patent applications, such applications may not result in full patents being granted, and any full patent applications that the Company files may not result in issued patents or may take longer than expected to result in issued patents. The Company plans on taking the necessary steps, including but not limited to, the filing of additional patents as appropriate. There is no assurance any additional patents will be issued or that when they are issued, they will include all of the claims currently included in the applications. The Company also relies on contractual obligations of its employees and contractors to maintain the confidentiality of the Company’s technologies. To compete effectively, the Company needs to develop and continue to maintain a proprietary position with respect to its technologies, and business.

Additionally, prosecution and protection of the intellectual property rights sought can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of Canada or the United States.

Foreign Private Issuer Status

The Company is a “foreign private issuer” under applicable U.S. federal securities laws and, therefore, will not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. As a result, the Company will not file the same reports that a U.S. domestic issuer would file with the SEC, although it will be required to file with or furnish to the SEC the continuous disclosure documents that the Company is required to file in Canada under Canadian securities laws. In addition, the Company’s officers, directors and principal shareholders will be exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, the Company’s shareholders may not know on as timely a basis when its officers, directors and principal shareholders purchase or sell securities of VERSES as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, the Company will be exempt from the proxy rules under the Exchange Act.

The Company may in the future lose its foreign private issuer status if a majority of the Subordinate Voting Shares are owned of record in the United States and the Company fails to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to the Company under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs the Company will incur as a Canadian foreign private issuer eligible to use MJDS. If the Company is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer.

Global Economy Risk

The volatility of global capital markets over the past several years has generally made the raising of capital by equity or debt financing more difficult. The Company may be dependent upon capital markets to raise additional financing in the future. As such, the Company is subject to liquidity risks in meeting its operating expenditure requirements and future cost requirements in instances where adequate cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact the ability to raise equity or obtain loans and other credit facilities in the future and on terms favourable to the Company and its management. If these levels of volatility persist or if there is a further economic slowdown, the Company’s operations, the Company’s ability to raise capital and the trading price of the Company’s securities could be adversely impacted.

Dependence on Management and Key Personnel

The success of the Company will be largely dependent on the performance of its directors and officers. The loss of the services of any of these persons could have a materially adverse effect on the Company’s business and prospects. There is no assurance the Company can maintain the services of its directors, officers or other qualified personnel required to operate its business. As the Company’s business activities grow, the Company will require additional key financial, administrative, and technology personnel as well as additional agents and operations staff. There can be no assurance that these efforts will be successful in attracting, training and retaining qualified personnel as competition for persons with these skill sets increase. If the Company is not successful in attracting, training and retaining qualified personnel, the efficiency of its operations could be impaired, which could have an adverse impact on the Company’s operations and financial condition.

Government Regulation

VERSES is currently regulated under legislation in all of the jurisdictions in which it conducts business and is licensed or registered in those jurisdictions where licensing or registration is required by law. Changes in regulatory legislation or the interpretation thereof, or the introduction of any new regulatory requirements, could have a negative effect on VERSES and its operating results. There are different regulatory and registration requirements in each of the jurisdictions in Canada. VERSES takes the position that it is appropriately registered in the jurisdictions in which it conducts business. However, it may voluntarily seek additional registration in respect of its activities or from time-to-time regulators may adopt a different view that may require VERSES to seek additional registration. Failure to be appropriately registered could result in enforcement action and potential interruption of certain of VERSES’s servicing or other activities and may result in a default under servicing agreements. This could have a material adverse effect on VERSES’s business, financial condition and results of operations.

Claims and Legal Proceedings

The Company and/or its directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit. From time to time in the ordinary course of its business, the Company may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause the Company to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on the Company’s business, operating results or financial condition.

Other than as set out below, the Company is not and was not during the most recently completed financial year, or from the end of the most recently completed financial year to the date of this Prospectus, a party to, nor was any of its property the subject of, any legal or regulatory actions material to the Company, and no such proceedings or actions are known to be contemplated.

On July 13, 2022, David Thomson, a former independent contractor, filed a claim against VTU, Cyberlab LLC, and a director and officer of VTU in Los Angeles Superior Court. The claim alleged violations of various sections of the California Corporations code, breach of contract, breach of the implied covenant of good faith and fair dealing, and unjust enrichment. Plaintiff claimed as much as US$5,000,000 in damages, subject to proof. On September 1, 2022, VTU filed an answer denying any wrongdoing, and also making its own counterclaim against Mr. Thomson. The cross-claims against David Thomson included: (i) misappropriation of trade secrets; (ii) breach of contract; (iii) violation of the California Computer Data Access and Fraud Act (which cross-claim was subsequently dismissed on summary judgement); and (iv) violation of the Economic Espionage Act, after VTU voluntarily dismissed three cross-claims (alleging violation of the Computer Fraud and Abuse Act, conversion and violation of the Stored Communications Act, respectively). VTU, for its part, sought to recover both compensatory and punitive damages from Mr. Thomson, as well as restitution of any ill-gotten gains and an award of reasonable attorneys’ fees. A courtroom trial was scheduled to begin on January 16, 2024. However, VTU (as defendant and cross-complainant) and the other three named defendants filed a motion to compel arbitration with the Court on February 3, 2023. On March 30, 2023, the Motion to Compel Arbitration was granted and the lawsuit in L.A. Superior Court was stayed (i.e., temporarily put on hold) pending the outcome of the arbitration proceedings. The arbitration process began on February 5, 2024, and the arbitration hearing concluded on April 3, 2024. A final arbitration award was issued on May 17, 2024. The final award imposes liability against: (i) VTU, jointly and severally with Cyberlab, LLC, in the amount of US$6,307,258, inclusive of interest; and (ii) Cyberlab, VTU and its principals, Gabriel René and Dan Mapes, jointly and severally, for damages in the amount of US$1,900,000, interest of US$709,973, costs of US$64,303 and the fees of plaintiff’s counsel totaling US$920,231. To resolve their part of joint and several liability, Mr. René and Mr. Mapes are working toward satisfying the portion of the award that applies to them as individuals. The remaining liability belongs to VTU. VTU is pursuing resolution negotiations which are ongoing. However, the likelihood of a favorable or unfavorable outcome, or an estimate of the amount or range of potential loss, which is isolated to VTU, is not reasonably foreseeable at this time. During the quarter ended June 30, 2024, the Company recorded a net comprehensive loss of US$10,337,383 which is US$5,331,168 lower than previous quarter mainly due to a provision for the arbitration award against VTU for US$6,307,258.

On May 24, 2023, Cosm, Inc. (“Cosm”) filed a trademark opposition claim against the Company with the United States Trademark Trial and Appeal Board. According to the filing, Cosm initiated the claim on the basis that there is a likelihood of consumer confusion between its COSM trademark and the Company’s KOSM trademark, the latter having been applied for in October of 2022. The Company: (i) denies any likelihood of any consumer confusion existing between Cosm’s COSM trademark and the Company’s KOSM trademark; (ii) has contested the claim in its entirety; and (iii) has filed its own counterclaim against Cosm (along with its answer) in late June, 2023 based on the Company’s prior use of its COSM trademark before changing it to KOSM. Thereafter, Cosm filed a motion to strike one of the Company’s affirmative defenses that is effectively addressed more appropriately by its counterclaim. On February 5, 2024, the Company entered into a settlement agreement with Cosm to terminate Cosm’s trademark opposition claim in return for the Company agreeing to abandon its trademark applications for KOSM and to not pursue any further activities relating to the registration of the KOSM and COSM marks.

On August 10, 2024, the Company learned ccomplaint (the “Complaint”) had been filed in the Los Angeles Superior Court on June 21, 2024 against one of the Company’s US subsidiaries by a former employee who had been terminated for poor work performance. The Company’s US subsidiary and one of its employees, in their individual capacity, are named co-defendants in the Complaint. The Complaint alleges, inter alia, gender harassment; gender discrimination; race discrimination; race harassment; retaliation; and wrongful termination. The Plaintiff claims as much as US$3,500,000 in general and special compensatory damages, subject to proof. The Company, for its part, disputes the allegations, and considers its termination to have been completely proper and justified under law. It is prepared to defend itself to the fullest extent possible under the law. To date, the Company’s US subsidiary has yet to be served with the Complaint.

As any litigation is subject to many uncertainties, it is not possible to predict the ultimate outcome of this claim or to estimate the loss, if any, which may result. Accordingly, the outcome of the claim is not yet determinable, and the extent to which an outflow of funds may be required to settle this possible obligation cannot be reliably determined.

Reporting Issuer Status

As a reporting issuer, the Company is subject to reporting requirements under applicable securities law, the listing requirements of Cboe Canada and other applicable securities rules and regulations. Compliance with these requirements increases legal and financial compliance costs, make some activities more difficult, time consuming or costly, and increase demand on existing systems and resources. Among other things, the Company is required to file annual, quarterly and current reports with respect to its business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm the Company’s business and results of operations. The Company intends to hire additional employees to comply with these requirements in the future, which will increase its costs and expenses.

Risks Associated with Acquisitions

If appropriate opportunities present themselves, the Company may complete acquisitions that the Company believes are strategic. The Company currently has no understandings, commitments or agreements with respect to any material acquisition, other than as may be described in this Prospectus, and no other material acquisition is currently being pursued. There can be no assurance that the Company will be able to identify, negotiate or finance future acquisitions successfully, or to integrate such acquisitions with its current business. The process of integrating an acquired Company or assets into the Company may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of the Company’s business. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company’s business, results of operations and financial condition.

Internal controls

Effective internal controls are necessary for VERSES to provide reliable financial reports and to help prevent fraud. Although VERSES will undertake a number of procedures and will implement a number of safeguards, in each case, in order to help ensure the reliability of its financial reports, including those imposed on VERSES under Canadian securities law, VERSES cannot be certain that such measures will ensure that VERSES will maintain adequate control over financial processes and reporting. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm VERSES’s results of operations or cause it to fail to meet its reporting obligations. If VERSES or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in VERSES’s consolidated financial statements and materially adversely affect the trading price of the Subordinate Voting Shares.

Management of VERSES will ensure the accounting cycle, payroll administration, operational activities, and financial reporting controls to assess internal control risks and to ensure proper internal control is in place. The potential risk that flows from the identified deficiencies and weaknesses is the risk of potential fraud. However, the risk of fraud is considered low as management anticipates taking a number of measures as stated above to mitigate the potential risk of fraud, including without limitation: (i) all purchase and payment, including payroll, must be authorized by management; (ii) all significant capital expenditures must be pre-approved by the Board; and (iii) all source documents in any language other than English must be translated and scanned for accounting entries and recordkeeping purposes. Bank statements of VERSES will be reviewed by the Chief Financial Officer of VERSES regularly. The Board will continue to monitor the operations of VERSES, evaluate the internal controls, and develop measures in the future to mitigate any potential risks and weaknesses.

No Established Market for Securities

The Subordinate Voting Shares are listed on Cboe Canada; however, there can be no assurance that an active and liquid market for the Subordinate Voting Shares will develop or be maintained and an investor may find it difficult to resell any securities of the Company. If a market does not develop or is not sustained, it may be difficult for investors to sell the Subordinate Voting Shares at an attractive price or at all. The Company cannot predict the prices at which the Subordinate Voting Shares will trade.

Litigation

The Company may become party to litigation from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the Company becomes involved be determined against the Company such a decision could adversely affect the Company’s ability to continue operating and the market price for the Subordinate Voting Shares and could use significant resources. Even if the Company is involved in litigation and wins, litigation can redirect significant company resources.

Enforcement of Civil Liabilities

Most of the Company’s subsidiaries and assets are located outside of Canada. Accordingly, it may be difficult for investors to enforce within Canada any judgments obtained against the Company, including judgments predicated upon the civil liability provisions of applicable Canadian securities laws or otherwise. Consequently, investors may be effectively prevented from pursuing remedies against the Company under Canadian securities laws or otherwise.

The Company has subsidiaries incorporated in the United States. It may not be possible for shareholders to effect service of process outside of Canada against the directors and officers of the Company who are not resident in Canada. In the event a judgment is obtained in a Canadian court against one or more of such persons for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against persons not resident in Canada. Additionally, it may be difficult for an investor, or any other person or entity, to assert Canadian securities law or other claims in original actions instituted in the United States. Courts in such jurisdiction may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that the Company is organized under the laws of British Columbia, Canada, that some of the Company’s officers and directors are residents of countries other than the United States, and that all, or a substantial portion of their assets and a substantial portion of the Company’s assets, are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of its directors and officers or enforce judgments obtained in the United States courts against the Company or certain of its directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

The Company has been advised that, subject to certain limitations, a judgment of a United States court predicated solely upon civil liability under United States federal securities laws may be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Company has also been advised, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws or any such state securities or “blue sky” laws.

The Company has filed with the SEC, concurrently with the U.S. Registration Statement of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company has appointed an agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of or related to or concerning the offering of the Securities.

Certain Federal Income Tax Considerations

Owning or holding any of the Securities may subject holders to tax consequences in Canada, the United States and elsewhere. Although the applicable Prospectus Supplement may describe certain Canadian federal income tax consequences of the acquisition, ownership and disposition of any Securities offered under this Prospectus by an initial investor, the Prospectus Supplement may not describe these tax consequences fully. The applicable Prospectus Supplement may also describe certain United States federal income tax consequences which may be applicable to a purchaser of Securities hereunder by an investor who is a United States person (within the meaning of the United States Internal Revenue Code of 1986, as amended). Each investor should consult their own tax advisor with respect to such investor’s particular circumstances.

Legal Matters

Unless otherwise specified in an applicable Prospectus Supplement, certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by DuMoulin Black LLP.

Exemptions

Pursuant to a decision of the Autorité des Marchés Financiers, the securities regulatory authority in the Province of Québec, dated September 20, 2024, the Company was granted relief from the requirement that this Prospectus and all documents incorporated by reference herein, as well as any Prospectus Supplement that relates to any future “at-the-market” distribution, must be in both the French and English languages. The Company is not required to file French versions of this Prospectus, the documents incorporated by reference herein or any Prospectus Supplement relating to an “at-the-market” distribution. This exemption was granted on the condition that: (i) this Prospectus, together with any Prospectus Supplement, and any documents incorporated by reference in the Prospectus or any Prospectus Supplement, be translated into French if the Company offers securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution and (ii) that this Prospectus and any Prospectus Supplement be filed on the Company’s SEDAR+ profile.

Interest of Experts

Names of Experts

Certain legal matters in connection with the issuance of the Securities offered hereby will be passed upon on behalf of the Company by DuMoulin Black LLP.

Smythe LLP, the auditor of the Company, has audited the Annual Financial Statements which are incorporated by reference in this Prospectus. Smythe LLP has advised the Company that they are independent of the Company in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia.

Interests of Experts

To the best of the Company’s knowledge, after reasonable inquiry, as of the date hereof, each of DuMoulin Black LLP and Smythe LLP (and each of their respective partners and associates) beneficially own, directly or indirectly, in the aggregate, less than 1% of the outstanding securities of the Company.

Promoters

Gabriel René, Chief Executive Officer and Director of the Company and Dan Mapes, President and Director of the Company are considered to be promoters of the Company as they took the initiative in substantially reorganizing certain aspects of the business of the Company.

Mr. René has ownership and control of 31,275,001 Subordinate Voting Shares, representing 20.60% of the issued and outstanding Subordinate Voting Shares as of the date of this AIF. Mr. Mapes also has ownership and control of 31,275,001 Subordinate Voting Shares, representing 20.60% of the issued and outstanding Subordinate Voting Shares as of the date of this Prospectus.

Pursuant to an employment contract between the Company (through VERSES, Inc., an Indirect Subsidiary) and Gabriel René, Mr. René is paid an annual salary of US$360,000 in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses. Pursuant to an employment contract (through VERSES, Inc., an Indirect Subsidiary) and Dan Mapes, Mr. Mapes is paid an annual salary of US$264,000 in addition to potential compensation received from equity compensation plans, health benefits and performance bonuses.

No promoter of the Company is, as at the date hereof, or was within 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Company) that (a) was subject to an order (a cease trad order, an order similar to a cease trade order, or an order that denied the company access to any exemption under securities legislation) that was issued while the promoter was acting in the capacity as director, chief executive officer or chief financial officer of such issuer, or (b) was subject to an order that was issued after the promoter ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that promoter was acting in the capacity as director, chief executive officer or chief financial officer.

No promoter of the Company (a) is, as at the date hereof, or has been within the 10 years before the date hereof, a director or executive officer of any company (including the Company) that, while that promoter was acting in that capacity, or within a year of that promoter ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or (b) has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of such promoter.

No promoter of the Company has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority, or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Auditors, Transfer Agent and Registrar

The auditor of the Company is Smythe LLP, Chartered Professional Accountants, having its principal office at 1700 – 475 Howe Street, Vancouver, British Columbia V6C 2B3, and was appointed on February 15, 2023.

The transfer agent and registrar for the Subordinate Voting Shares is Endeavor Trust Corporation, having its principal office at Suite 702 – 777 Hornby Street, Vancouver, British Columbia, V6Z 1S4.

Legal Proceedings

Except for the claims set out under “Risk Factors – Risks Related to the Company’s Business – Claims and Legal Proceedings”, there are no outstanding legal proceedings material to the Company to which the Company is a party or in respect of which its respective business is subject, nor are there any such proceedings known to the Company to be contemplated.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two business days after receipt or deemed receipt of a prospectus, the accompanying prospectus supplement relating to securities purchased by a purchaser and any amendment thereto.

In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission, revisions of the price or damages if the prospectus, the accompanying prospectus supplement relating to securities purchased by a purchaser and any amendment thereto contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

Original purchasers of Units, Warrants (if offered separately), and Subscription Receipts, other than original purchasers who acquire Units, Warrants, or Subscription Receipts in the United States, will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Unit, Warrant, and Subscription Receipt, as the case may be. The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Unit, Warrant, or Subscription Receipt, as the case may be, the amount paid upon conversion, exchange or exercise upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible, exchangeable or exercisable security under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

In an offering of convertible, exchangeable or exercisable securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus is limited, in certain provincial securities legislation, to the price at which the convertible, exchangeable or exercisable security is offered to the public under the Prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

C - 1

CERTIFICATE OF THE COMPANY

September 26, 2024

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces and territories of Canada.

(Signed) “Gabriel René”	(Signed) “Kevin Wilson”
Gabriel René	Kevin Wilson
Chief Executive Officer	Chief Financial Officer

ON BEHALF OF THE BOARD OF DIRECTORS

(Signed) “Dan Mapes”	(Signed) “Jonathan De Vos”
Dan Mapes	Jonathan De Vos
President and Director	Director

C - 2

CERTIFICATE OF THE PROMOTER

September 26, 2024

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of each of the provinces and territories of Canada.

(Signed) “ Gabriel René “	(Signed) “ Dan Mapes “
GABRIEL RENÉ	DAN MAPES
Promoter	Promoter

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Business Corporations Act (British Columbia)

Verses AI Inc. (the “Company” or the “Registrant”) is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “BCBCA”).

Under Section 160 of the BCBCA, the Company may, subject to Section 163 of the BCBCA:

(a)	indemnify an individual who:

(i)	is or was a director or officer of the Company,

(ii)	is or was a director or officer of another corporation (A) at a time when the corporation is or was an affiliate of the Company; or (B) at the Company’s request, or

(iii)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties (defined below) to which the eligible party is or may be liable; and

(b)	after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

(i)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,

(ii)	“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

(iii)	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and

(iv)	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that the Company must not make such payments unless the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, the Company must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party under Section 160(b), 161 or 162 of the BCBCA if any of the following circumstances apply:

(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or Articles;

(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or Articles;

(c)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be; or

(d)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not do either of the following: (a) indemnify the eligible party under Section 160(a) of the BCBCA in respect of the proceeding, or (b) pay the expenses of the eligible party under Section 160(b), 161 or 162 of the BCBCA in respect of the proceeding.

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of the Company or an eligible party, the court may do one or more of the following:

(a)	order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

(e)	make any other order the court considers appropriate.

Section 165 of the BCBCA provides that the Company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

Company’s Articles

Under Part 21.2 of our Articles, and subject to the BCBCA, the Company must indemnify a director, former director or alternative director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in the Company’s Articles.

Under Part 21.3 of the Company’s Articles, and subject to any restrictions in the BCBCA, the Company may indemnify any person.

Under Part 21.4 of the Company’s Articles, the failure of a director, alternate director or officer of the Company to comply with the BCBCA or the Company’s Articles or, if applicable, any former Companies Act (British Columbia) or former Articles, does not invalidate any indemnity to which he or she is entitled under the Company’s Articles.

Under Part 21.5 of the Company’s Articles, the Company may purchase and maintain insurance (and the Company has purchased such insurance) for the benefit of any person (or his or her heirs or legal personal representatives) who:

●	is or was a director, alternate director, officer, employee or agent of the Company;

●	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

●	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

●	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

* * *

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the United States Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

Exhibit Number	Description
4.1	The annual information form of the Company for the year ended March 31, 2024, dated July 2, 2024.

4.2	The audited annual consolidated financial statements of the Company for the years ended March 31, 2024 and 2023 together with the notes thereto and the auditors’ report thereon.

4.3	Management’s Discussion and Analysis of the Company for the year ended March 31, 2024.

4.4	The management information circular of the Company dated August 14, 2024, prepared in connection with the annual general and special meeting of shareholders held on September 13, 2024.

4.5	The unaudited interim consolidated financial statements of the Company for the three-month period ended June 30, 2024, together with the notes thereto.

4.6	Management’s Discussion and Analysis of the Company for the three-month period ended June 30, 2024.

4.7	The statement of executive compensation of the Company dated June 20, 2023.

4.8	The material change report of the Company dated May 9, 2024, with respect to the closing of two tranches of a non-brokered private placement of special warrants.

4.9	The material change report of the Company dated June 27, 2024, with respect to a funding agreement entered into with Group 42 Holding Ltd.

4.10	The material change report of the Company dated August 16, 2024, with respect to the announcement that third party logistics company NRI USA, LLC is upgrading to the Company’s GENIUS beta program.

5.1	Consent of Smythe LLP.

6.1*	Powers of Attorney (included on the signature page of this registration statement).

107*	Calculation of Filing Fees Table.

* Previously filed.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

Verses AI Inc. undertakes to make available, in person or by telephone, representatives to respond to inquiries made by SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

Verses AI Inc. has previously filed with the SEC a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of Verses AI Inc. shall be communicated promptly to the SEC by an amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on this 26th day of September 2024.

VERSES AI INC.

By:	/s/ Gabriel René
Gabriel René
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gabriel René	Chief Executive Officer and Director	September 26, 2024
Gabriel René	(Principal Executive Officer)

/s/ Kevin Wilson	Chief Financial Officer and Secretary	September 26, 2024
Kevin Wilson	(Principal Accounting and Financial Officer)

*
Dan Mapes	President and Director	September 26, 2024

*
Michael Blum	Director	September 26, 2024

*
G. Scott Paterson	Director	September 26, 2024

*
Jonathan De Vos	Director	September 26, 2024

*By:	/s/ Gabriel René
Gabriel René Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of VERSES AI, Inc., has signed this Amendment No. 1 to this Registration Statement on September 26, 2024.

VERSES, INC.

/s/ Gabriel René
Name:	Gabriel René
Title:	Chief Executive Officer